UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BioMarin Pharmaceutical Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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BIOMARIN PHARMACEUTICAL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders (the “Annual Meeting”) of BioMarin Pharmaceutical Inc., a Delaware corporation (“we”, “us”, “BioMarin” or the “Company”). The Annual Meeting will be held on Wednesday, May 15, 2013 at 9:00 a.m. (Pacific Daylight Time), at the Cavallo Point Lodge, 601 Murray Circle, Fort Baker, Sausalito, CA 94965 for the following purposes:

1.	To elect the nine nominees for director to serve until the next annual meeting and their successors are duly elected and qualified;

2.	To approve an amendment to the Company’s 2006 Share Incentive Plan, as amended and restated on March 22, 2010, to (i) increase the aggregate number of shares of common stock authorized for issuance from 23,000,000 to 31,000,000 shares; (ii) impose a cap of 500,000 on the number of shares that may be subject to stock options granted to any one participant in a single calendar year; (iii) specify that, to the extent an award of performance shares or performance units denominated in shares entitles a participant in the Plan to receive dividends or dividend equivalents during the performance period, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met; and (iv) implement a more restrictive method for counting full-value awards using a ratio of 1:1.92 for awards made on or after May 15, 2013.

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined below) as disclosed in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the “Proxy Statement”);

4.	To ratify the selection of KPMG LLP as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2013; and

5.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement.

The record date for the Annual Meeting is Monday, March 18, 2013 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company’s principal executive offices at 770 Lindaro Street, San Rafael, CA 94901 for a period of 10 days before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 15, 2013 at 9:00 am at Cavallo Point Lodge, 601 Murray Circle, Fort Baker, Sausalito, CA 94965

The Proxy Statement and annual report to stockholders are available at: www.proxyvote.com.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

1-800-607-0088

By Order of the Board of Directors

G. Eric Davis

Senior Vice President, General Counsel and Secretary

San Rafael, California

April 5, 2013

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD MAILED TO YOU, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE IN PERSON AT THE ANNUAL MEETING.

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, CA 94901

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice.

We intend to mail the Proxy Availability Notice on or about April 5, 2013 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 5, 2013.

What does it mean if I receive more than one Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Proxy Availability Notice, on or after April 15, 2013.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday, May 15, 2013 at 9:00 a.m. (Pacific Daylight Time) at the Cavallo Point Lodge, 601 Murray Circle, Fort Baker, Sausalito, CA 94965. You may contact Investor Relations at IR@bmrn.com to obtain directions to the Annual Meeting. Information on how to vote in person at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to stockholders as of the Record Date. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 18, 2013 will be entitled to vote at the Annual Meeting. On this Record Date, there were 134,327,862 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 18, 2013 your shares were registered directly in your name with BioMarin’s transfer agent, Computershare Shareholder Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on March 18, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of nine directors;

•

To approve an amendment to the Company’s 2006 Share Incentive Plan, as amended and restated on March 22, 2010, to (i) increase the aggregate number of shares of common stock authorized for issuance from 23,000,000 to 31,000,000 shares; (ii) impose a cap of 500,000 on the number of shares that may be subject to stock options granted to any one participant in a single calendar year; (iii) specify that, to the extent an award of performance shares or performance units denominated in shares entitles a participant in the Plan to receive dividends or dividend equivalents during the performance period, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met; and (iv) implement a more restrictive method for counting full-value awards using a ratio of 1:1.92 for awards made on or after May 15, 2013;

•	Advisory approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement in accordance with SEC rules; and

•

Ratification of the selection by the Board of Directors of the Company (the “Board”) of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2013.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.

How do I vote?

With regard to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 14, 2013 to be counted.

•

To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2013 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from BioMarin. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 18, 2013, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nine nominees for director, “For” the amendments to the 2006 Share Incentive Plan, “For” the advisory approval of executive compensation of the Named Executive Officers and “For” the ratification of KPMG as the Company’s independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Morrow & Co., LLC may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies, but Morrow & Co., LLC will be paid its customary fee of approximately $7,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to BioMarin Pharmaceutical Inc.’s Secretary at 105 Digital Drive, Novato, CA 94949.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted. If your shares are held by your broker, banker other agent, you should follow the instructions provided by your broker, bank or other nominee.

When are stockholder proposals for inclusion in our proxy statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in our proxy statement for the 2014 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 6, 2013. Proposals should be sent to our BioMarin Pharmaceutical Inc.’s Secretary at 105 Digital Drive, Novato, CA 94949.

When are other proposals and stockholder nominations for next year’s annual meeting due?

With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8, our Bylaws provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at the Annual Meeting must notify the Company Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

For the 2014 Annual Meeting, stockholders wishing to present nominations for director or proposals for consideration under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than January 15, 2014 and not later than February 14, 2014 in order to be considered. In the event that the 2014 Annual Meeting is to be held on a date that is not within 25 days before or 60 days after May 15, 2014, then a stockholder’s notice must be received by the Secretary no later than the close of business on the 10th day following the day on which notice of the date of the 2014 Annual Meeting was mailed or the day we make a public announcement of the date of the 2014 Annual Meeting, whichever first occurs.

In addition, with respect to nominations for directors, if the number of directors to be elected at the 2014 Annual Meeting is increased effective at the 2014 Annual Meeting and there is no public announcement by us for the additional directorships at least 100 days prior to May 15, 2014, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to the Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

Nominations or proposals should be sent in writing, to our Secretary at 105 Digital Drive, Novato, CA 94949. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2014 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws may be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, “For”, “Withhold” and broker non-votes for the proposal to elect directors, and with respect to other proposals, votes “For”, “Against,” “Abstain” and broker non-votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), amendments to equity plans, and executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. The ratification of the selection of the independent registered public accounting firm is generally considered to be “routine” and brokers, banks or other nominees generally have discretionary voting power with respect to such proposals. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

•

Proposal No. 1: For the election of directors, the nine nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on Proposal No. 1 will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•

Proposal No. 2: To be approved, the proposed amendment to the Company’s 2006 Share Incentive Plan must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on Proposal No. 2. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal No. 3: The advisory approval of the compensation of the Company’s Named Executive Officers must receive a “For” vote from at least a majority of shares represented either present in person or represented by proxy and entitled to vote on Proposal No. 3. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal No. 4: The ratification of the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 must receive “For” votes from at least a majority of shares present in person or by proxy and entitled to vote on Proposal No. 4. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 134,327,862 shares outstanding and entitled to vote. Thus, the holders of 67,163,932 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

1-800-607-0088

PROPOSAL NO. ONE: ELECTION OF DIRECTORS

The Board currently consists of nine directors. There are nine nominees for election to the Board of Directors this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company. Each of the director nominees was previously elected by the stockholders. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nine nominees receiving the highest number of affirmative votes will be elected.

Nominees for Director

The names and ages of the nominees, occupation(s), length of service with the Company and Board Committee memberships are set forth in the table below. A brief biography of each nominee is also set forth below, which includes information, as of the date of this proxy statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Corporate Governance and Nominating Committee to believe that the nominee should continue to serve on the Board:

Name	Age	Director Since	Occupation	Independent	Committee memberships
					AC	CC	CGN	S&T
Jean-Jacques Bienaimé	59	May 2005	Director, Chief Executive Officer	No	—	—	—	—
Kenneth M. Bate	62	September 2010	Chairman of Cubist Pharmaceuticals and former biotech executive	Yes	M	C	—	—
Michael Grey	60	December 2005	Partner, Pappas Ventures	Yes	M	—	—	M
Elaine J. Heron, Ph.D.	65	July 2002	CEO, Amplyx Pharmaceuticals, Inc	Yes	—	—	M	M
Pierre Lapalme	72	January 2004	Former pharmaceutical executive	Yes	—	—	—	—
V. Bryan Lawlis, Ph.D.	61	June 2007	CEO, Itero Biopharmaceuticals, LLC	Yes	M	—	—	M
Alan J. Lewis, Ph.D.	67	June 2005	CEO and Director of Medistem, Inc	Yes	—	M	—	C
Richard A. Meier	53	December 2006	EVP & CFO of Owens & Minor, Inc	Yes	C,F	—	M	—
William D. Young	68	September 2010	General Partner, Clarus Ventures	Yes	—	M	C	—

AC Audit Committee CC Compensation Committee CGN Corporate Governance & Nominating Committee S&T Science & Technology Committee	C Chair M Member F Financial Expert

Jean-Jacques Bienaimé joined our Board in May 2005, the same time that he became our Chief Executive Officer. From November 2002 to April 2005, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to joining Genencor, Mr. Bienaimé was Chairman, President and Chief Executive Officer of SangStat Medical Corporation, another biotechnology company. He became President of SangStat Medical Corporation, a global pharmaceutical company, in 1998 and Chief Executive Officer in 1999. Prior to joining SangStat Medical Corporation, Mr. Bienaimé held various management positions from 1992 to 1998 with

Rhône-Poulenc Rorer Pharmaceuticals (now known as Sanofi-Aventis), including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division. Mr. Bienaimé currently serves on the boards of Intermune, Inc., a biotechnology company, Portola Pharmaceuticals and The Biotech Industry Organization. He received an M.B.A. from the Wharton School at the University of Pennsylvania and an undergraduate degree in economics from the Ecole Superieure de Commerce de Paris.

The Board has nominated Mr. Bienaimé for his intimate knowledge of our business and extensive experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products.

Kenneth M. Bate joined our Board in September 2010 and serves as the Chairman of the Compensation Committee. Mr. Bate is currently an independent consultant. From May 2009 to January 2012, Mr. Bate served as President and Chief Executive Officer of Archemix, Inc., a privately-held biotechnology company engaged in discovering and developing aptamer therapeutics to treat chronic and acute diseases. In March 2011, he was elected Non-Executive Chairman of Cubist Pharmaceuticals, Inc., a biopharmaceutical company. From 2006 to April 2009, Mr. Bate served in various positions at NitroMed, Inc., a pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Chief Financial Officer of Millennium Pharmaceuticals where he headed the commercial organization. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, he was with Biogen (now Biogen Idec), a biotechnology company first as their Chief Financial Officer and then as head of the commercial organization responsible for launching its multiple sclerosis business. Mr. Bate received his B.A. in Chemistry from Williams College and his M.B.A. from the Wharton School of the University of Pennsylvania. He is currently serving on the boards of AVEO Pharmaceuticals, Inc., Cubist Pharmaceuticals, Inc. and a private medical device company.

The Board has nominated Mr. Bate for his extensive experience in finance and managing biotechnology companies and financial, business development and commercial organizations.

Michael Grey joined our Board in December 2005. He has been serving as Venture Partner with Pappas Ventures, a life sciences venture capital firm, since January 2010 and as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., a privately-held biotechnology company since February 2011. Between January and September 2009, he served as President and Chief Executive Officer of Auspex Pharmaceuticals, Inc., a private biotechnology company. From January 2005 until its acquisition in August 2008, Mr. Grey was President and Chief Executive Officer of SGX Pharmaceuticals, Inc., a publicly held biotechnology company, where he previously served as President from June 2003 to January 2005 and as Chief Business Officer from April 2001 until June 2003. Prior to joining SGX Pharmaceuticals, Inc., Mr. Grey acted as President, Chief Executive Officer and Board member of Trega Biosciences, Inc., a biotechnology company. From November 1994 to August 1998, Mr. Grey was the President of BioChem Therapeutic, Inc., the pharmaceutical operating division of BioChem Pharma, Inc. During 1994, Mr. Grey served as President and Chief Operating Officer for Ansan, Inc., a pharmaceutical company. From 1974 to 1993, he served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, culminating in the position of Vice President, Corporate Development. Mr. Grey is currently a director of Horizon Pharma, Inc. and Selventa, Inc, a healthcare company. Mr. Grey previously served on the board of directors of three public companies during the past five years: SGX Pharmaceuticals, Inc. (from 2001 to 2008), IDM Pharma, Inc. (from 1999 to 2009) and Achillion Pharmaceuticals, Inc. (2001-2010). He received a B.Sc. in chemistry from the University of Nottingham, United Kingdom.

The Board has nominated Mr. Grey for his extensive experience in managing biotechnology and pharmaceutical organizations, business development, compensation matters and finance and accounting.

Elaine J. Heron, Ph.D., joined our Board in July 2002. Dr. Heron served as Chair and Chief Executive Officer of Amplyx Pharmaceuticals, Inc., a private early stage drug development company from February 2009 to July 2012 and continues to serve as Chair of that company. From July 2001 to October 2008, Dr. Heron was

Chairman and Chief Executive Officer of Labcyte Inc., a private biotechnology company. Before joining Labcyte Inc., she spent six years in increasingly responsible positions at the Applied Biosystems Group of Applera Corporation, a biotechnology company, including the position of General Manager and Vice President of Sales and Marketing. Dr. Heron earned a B.S. in chemistry with highest distinction and a Ph.D. in analytical biochemistry from Purdue University and an M.B.A. from Pepperdine University.

The Board has nominated Dr. Heron for her extensive experience in life science sales and marketing, finance and accounting, corporate governance matters and research and development.

Pierre Lapalme joined our Board in January 2004 and was named as Chairman of the Board in August 2004. From 1995 until his retirement in 2003, he served as the President and Chief Executive Officer of North America Ethypharm, Inc., a drug delivery company. Throughout his career, Mr. Lapalme held numerous senior management positions in the pharmaceutical industry, including Chief Executive Officer and Chairman of the Board of Rhône-Poulenc Pharmaceuticals, Inc. in Canada, and Senior Vice President and General Manager of North America Ethicals, a division of Rhône-Poulenc Rorer, Inc. (now known as Sanofi-Aventis), where he oversaw the development of the ethical pharmaceutical business in the United States, Canada, Mexico, and Central America. Mr. Lapalme served on the board of the National Pharmaceutical Council and was a board member of the Pharmaceutical Manufacturers Association of Canada, where he played a leading role in reinstituting patent protection for pharmaceuticals. Mr. Lapalme previously served on the board of directors of two public companies during the past five years: Sciele Pharmaceuticals Inc. (from 1998 to 2008) and Bioxel Pharma (from 2004 to 2009). He also serves on the board of three private biotech companies and was appointed to the board of Aeterna Zentaris, a biopharmaceutical company, in December 2009. Mr. Lapalme studied at the University of Western Ontario and INSEAD France.

The Board has nominated Mr. Lapalme for his extensive experience in managing biotechnology and pharmaceutical organizations, and sales and marketing of pharmaceutical products.

V. Bryan Lawlis, Ph.D., joined our Board in June 2007. Since August 2011 he has served as the President and Chief Executive Officer of Itero Biopharmaceuticals, LLC, a privately held limited liability holding company which has held the assets of Itero Biopharmaceuticals, Inc. since August 2011. Prior to serving as the President and Chief Executive Officer of Itero Biopharmaceuticals, LLC, Dr. Lawlis co-founded and served as President and Chief Executive Officer of Itero Biopharmaceuticals, Inc. from 2006 until it discontinued operations in August 2011. Dr. Lawlis served as President and Chief Executive Officer of Aradigm Corporation, a pharmaceutical company from August 2004, and served on its Board of Directors from February 2005, continuing in both capacities until August 2006. Dr. Lawlis served as Aradigm Corporation’s President and Chief Operating Officer from June 2003 to August 2004 and its Chief Operating Officer from November 2001 to June 2003. Previously, Dr. Lawlis co-founded Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, served as its President and Chief Executive Officer from 1996 to 1999, and served as Chairman from 1999 to 2001, when it was sold to Diosynth RTP, Inc., a division of Akzo Nobel, NV. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc., a biotechnology company and Genentech, Inc. His last position at Genentech was Vice President of Process Sciences. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin, and a Ph.D. in Biochemistry from Washington State University. In addition to BioMarin, Dr. Lawlis holds board positions on two privately held companies, Itero Biopharmaceuticals, LLC. and Sutro Biopharma, Inc. and in March 2012 was appointed to the board of Geron Corporation, a public biopharmaceutical company. Dr. Lawlis has acted as the chairman of the scientific advisory board for Coherus, Inc., a privately held biotechnology company since November 2012.

The Board has nominated Dr. Lawlis for his extensive experience in manufacturing biotechnology and other pharmaceutical products, research and development of drug products and managing and conducting clinical trials and drug regulatory processes.

Alan J. Lewis, Ph.D., joined our Board in June 2005 and serves as the Chairman of the Science and Technology Committee. Dr. Lewis currently serves as director of two biotech companies, American Stem Cell, Inc. and Cellastra. Dr. Lewis currently serves as Chief Executive Officer and Director of Medistem, Inc., a biotechnology company that he joined in October 2012. From July 2010 to November 2011, Dr. Lewis served as President, Chief Executive Officer and Director of Ambit Biosciences, a privately held biotechnology company. From January 2009 to June 2010, Dr. Lewis served as President and Chief Executive Officer of The Juvenile Diabetes Research Foundation. From February 2006 until December 2008, Dr. Lewis was the President and Chief Executive Officer of Novocell, Inc, a privately held regenerative disease biotechnology company. Prior to joining Novocell Inc., a company focused on stem cell therapy, starting in 2000, he was President of Celgene Signal Research, a wholly owned subsidiary of the Celgene Corporation, a pharmaceutical company. From February 1994 to August 2000, he was the President and Chief Executive Officer of Signal Pharmaceuticals, Inc., where he guided the company to its successful acquisition by Celgene Corporation, a global pharmaceutical company. From 1979 to 1994, Dr. Lewis held a number of positions at Wyeth-Ayerst Research and its predecessor, Wyeth Laboratories, Inc., including Vice President of Research at Wyeth-Ayerst Research. Dr. Lewis has published over 120 full manuscripts and has written and edited seven books. Dr. Lewis was a Research Associate at Yale University from 1972 to 1973. Dr. Lewis received a B.Sc. in physiology and biochemistry from Southampton University, Southampton, Hampshire, United Kingdom. and a Ph.D. in pharmacology from the University of Wales, Cardiff, United Kingdom.

The Board has nominated Dr. Lewis for his extensive experience in managing biotechnology and pharmaceutical organizations, research and development, finance, compensation and corporate governance matters.

Richard A. Meier joined our Board in December 2006 and serves as the Chairman of the Audit Committee. Mr. Meier currently serves as the Executive Vice President and Chief Financial Officer of Owens & Minor, Inc., a global healthcare services provider that he joined in February 2013. From January 2010 to March 2012, Mr. Meier served as Executive Vice President and Chief Financial Officer at Teleflex, Incorporated, a medical technology company. Prior to this, Mr. Meier served as President and Chief Operating Officer of Advanced Medical Optics, a medical device company, from November 2007 to May 2009. From February 2007 to November 2007, Mr. Meier was Advanced Medical Optics’ Chief Operating Officer and Chief Financial Officer. From April 2002 to February 2007, Mr. Meier served in various executive and operating positions at Advanced Medical Optics, including serving as Chief Executive Officer during the entire period. Prior to joining Advanced Medical Optics, Mr. Meier was the Executive Vice President and Chief Financial Officer of Valeant Pharmaceuticals, Inc., from October 1999 to April 2002, and Senior Vice President & Treasurer from May 1998 to October 1999. Beginning in 1996, and before joining Valeant Pharmaceuticals, Mr. Meier was an executive with the investment banking firm of Schroder & Co. Inc. in New York. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, Australian Capital Equity, and Greyhound Lines, Inc. Mr. Meier has also served as a director of Staar Surgical, a medical device company since June 2009.

The Board has nominated Mr. Meier for his extensive experience in finance and accounting, capital markets, managing large organizations in the healthcare field and information technology.

William D. Young joined our Board in September 2010 and serves as the Chairman of the Corporate Governance & Nominating Committee. Mr. Young is a partner with Clarus Ventures, a life science venture capital firm that he joined in March 2010. Mr. Young was appointed Chairman of the Board of Biogen Idec in January 2010 and began serving as a Director of IDEC Pharmaceuticals in 1997. From 1999 to October 2009, Mr. Young was Chairman and Chief Executive Officer of Monogram Biosciences, Inc., a life sciences company engaged in the development of molecular diagnostic products until its acquisition by LABCorp, Inc. in October 2009. From 1997 to 1999, Mr. Young served as Chief Operating Officer of Genentech, Inc. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. He was promoted to various positions and, in 1997, became Chief Operating Officer, taking on responsibility for all development, operations and sales and marketing activities. Prior to joining Genentech Inc., Mr. Young was with Eli Lilly & Co. for 14 years. Mr. Young holds a B.S. in Chemical Engineering and an Honorary Doctorate in Engineering from Purdue University and a M.B.A. from Indiana University. He is also a Director of Theravance, Inc., Executive Chairman of NanoString Technologies and a Director of Tandem Diagnostics, Inc. Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology.

The Board has nominated Mr. Young for his extensive experience in senior positions managing life science companies engaged in the development, manufacture, and commercialization of biotech drugs and molecular diagnostics.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Global Code of Conduct and Business Ethics described below may be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: G. Eric Davis, Senior Vice President, General Counsel and Secretary, c/o BioMarin Pharmaceutical Inc. 105 Digital Drive, Novato, CA 94949.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board has affirmatively determined that all of the nominees other than Mr. Bienaimé are independent directors within the meaning of the applicable NASDAQ listing standards and relevant securities and other laws and regulations regarding the definition of “independent” (the “Independent Directors”). There are no family relationships between any director and any of our executive officers.

BOARD LEADERSHIP STRUCTURE

The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. Currently, the Board believes that having an Independent Director serve as Chairman of the Board is in the best interest of stockholders at this time as it allows a greater role for the Independent Directors in the oversight of our Company and active participation of the Independent Directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board believes that having an Independent Director serve as Chairman helps to ensure independence in the Board’s oversight of our risk management, but that otherwise its administration of its risk oversight function has not affected the Board’s leadership structure.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board is actively involved in the oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board, particularly the Audit Committee and the Corporate Governance and Nominating Committee (the “CGN Committee”), but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks.

MEETINGS OF THE BOARD OF DIRECTORS

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2012, the Board held 10 meetings and took action by unanimous written consent on one occasion. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees, on which he or she served, held during the period for which he or she was a director or committee member. Applicable NASDAQ listing standards require that the Independent Directors meet from time to time in executive session. In fiscal 2012, our Independent Directors met in regularly scheduled executive sessions at which only Independent Directors were present. It is our policy to request that all Board members attend the annual meeting of stockholders. However, we also recognize that personal attendance by all directors is not always possible. In 2012, the Board meeting that typically follows our annual meeting of stockholders was rescheduled for the week after the 2012 Annual Meeting of Stockholders to coincide with a worldwide commercial meeting of our Company; therefore, only three of our nine directors were able to attend the 2012 Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, Compensation Committee, the CGN Committee and the Science and Technology Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our Company.

Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to oversee our corporate accounting and financial reporting processes, systems of internal control over financial reporting and the quality and integrity of our financial statements and reports. In addition, the Audit Committee oversees the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm.

The Audit Committee is currently composed of four directors: Mr. Meier, Chairman, Mr. Bate, Mr. Grey and Dr. Lawlis. Mr. Grey was appointed to the Audit Committee in December 2012. Dr. Heron served on the Audit Committee for 2012 until Mr. Grey was appointed in December 2012 to succeed her. In 2012, the Audit Committee met ten times. The Audit Committee is governed by a written charter adopted by the Board, which was last amended in March 2013. The Audit Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also periodically reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

The Board annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in NASDAQ Listing Rules 5605(c)(2)(A)(i) and (ii)). The Board has determined that Mr. Meier qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Meier’s level of knowledge and experience based on a number of factors, including his experience as the Chief Financial Officer of several public companies and his finance and investment banking experiences. In making that determination, the Board relied on the past business experience of Mr. Meier. Please see the description of the business experience for Mr. Meier under the heading “Nominees for Director.”

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2012, the Audit Committee met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”). Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with KPMG. In addition, the Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. The Audit Committee has also concluded that the provision of the non-audit services to the Company in fiscal year 2012 was compatible with KPMG’s independence. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Audit Committee and the Board also have recommended the selection of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Respectfully submitted on March 5, 2013 by the members of the Audit Committee of the Board of Directors:

Richard A. Meier, Chairman

Kenneth Bate

Michael Grey

V. Bryan Lawlis, Ph.D.

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs. Among other things, the Compensation Committee:

•

reviews and recommends to the Board for approval, the compensation (i.e., salary, bonus, and equity-based compensation awards) and other terms of employment or service of our Chief Executive Officer and Independent Directors;

•	reviews and approves compensation and other terms of employment or service of our other executive officers and other officers reporting to our Chief Executive Officer;

•	reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other SEC filings;

•	approves the goals and performance requirements, thresholds, and maximum funding for our annual bonus program; and

•

administers our Amended and Restated 2006 Share Incentive Plan, our Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”), our Amended and Restated 2006 Employee Stock Purchase Plan and our 2012 Inducement Plan.

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of BioMarin under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee is currently composed of three directors: Mr. Bate, Chairman, Dr. Lewis and Mr. Young. Dr. Lewis served as Chairman of the Compensation Committee for 2012 until he was succeeded by Mr. Bate in December 2012. Mr. Young was appointed to the Compensation Committee in December 2012, succeeding Dr. Heron and Dr. Lawlis each of whom served on the Compensation Committee until December 2012. The Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in NASDAQ Listing Rule 5605(a)(2)). During 2012, the Compensation Committee met 11 times.

The Compensation Committee has adopted a written charter that can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Information regarding consultants engaged by the Compensation Committee is provided in the Compensation Discussion and Analysis section of this Proxy Statement.

Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chairman of the Compensation Committee.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including the Compensation Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for 2012 and certain elements of compensation for 2012 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Processes and Procedures

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee Charter requires that the Compensation Committee meet at least twice per year. In 2012, the Compensation Committee met 11 times. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer, the head of Human Resources, our General Counsel and the Compensation Committee’s independent advisor, Radford, an Aon Hewitt Company (“Radford”). The Compensation Committee meets regularly in executive session. However, Mr. Bienaimé, our Chief Executive Officer, Mr. Davis, our Senior Vice President, General Counsel and Secretary, and Mr. Wood, our Senior Vice President, Human Resources, in addition to the Compensation Committee’s independent advisor, regularly attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist management with their recommendations on various human resources and compensation matters. These officers generally do not participate in the executive sessions of the Compensation Committee.

Throughout 2012 and continuing through the date of this Proxy Statement, the Compensation Committee engaged Radford as an independent advisor to the Compensation Committee. Radford conducted analysis and provided advice on, among other things, the appropriate peer group, executive compensation for our Chief Executive Officer and other executive officers, equity compensation, and compensation trends in the biotechnology industry. Radford reports directly to the Compensation Committee, which retains sole authority to direct the work of and engage Radford. As part of its analysis, Radford collects and analyzes compensation information from a comparative group of biotechnology companies or “peer group” approved by the Compensation Committee. The Compensation Committee evaluates the criteria used in establishing the peer group at least annually, to ensure that it appropriately represents the companies competing with us to attract and retain talent. The Compensation Committee seeks input from management in addition to the Compensation Committee’s independent advisor to ensure the group is consistent with our current business model. The peer group used for 2012 is discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

In March 2013, Radford affirmed to the Compensation Committee that it had policies and procedures in place to prevent conflicts of interest from arising, that the total fees paid by BioMarin to Radford represent an insignificant percentage of Radford’s revenue, that the Radford advisor serving the Compensation Committee did not own any BioMarin stock, and that it had no knowledge of any business or personal relationship between the Radford advisor and members of the Compensation Committee or the Company’s Named Executive Officers (“NEOs”).

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of us or any of our subsidiaries. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. During 2012, no members of our Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Compensation Committee Report(2)

The Compensation Committee is responsible for setting general compensation goals and operational guidelines for BioMarin personnel, for recommending the chief executive officer’s and directors’ compensation for consideration by the full Board, for setting all elements of the compensation of the other executive officers of BioMarin, and for approving grants of stock options for executive officers of BioMarin. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted on March 27, 2013 by the members of the Compensation Committee of the Board of Directors:

Kenneth M. Bate, Chairman

Alan Lewis

William Young

Corporate Governance and Nominating Committee

The CGN Committee is responsible for overseeing the selection of qualified candidates to serve as members of the Board and guiding our corporate governance philosophy and practices. To that end, the CGN Committee is responsible for identifying individuals to fill vacancies on the Board, recommending nominees for director to be voted upon at the annual meeting of stockholders, recommending to the Board appointees to serve on committees of the Board, and overseeing the development and implementation of our corporate governance policies and our Global Code of Conduct and Business Ethics. A detailed discussion of the CGN Committee’s procedures for

(2)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of BioMarin under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

recommending candidates for election as a director appears below under the caption Procedures of the Corporate Governance and Nominating Committee.

The CGN Committee is also responsible for, without limitation, the following relating to the oversight of policies:

•	adopting of corporate governance guidelines;

•	establishing written charters for each Board committee and recommending changes to those charters from time to time when it deems appropriate;

•	reviewing and approving related party transactions with our directors, executive officers and 5% stockholders;

•	maintaining independence standards for each independent Board member;

•	requiring executive sessions of Board meetings without management present;

•	mandating execution of a standard of business ethics for every employee and Board member;

•	implementing, in conjunction with the Audit Committee, the independent audit function; and

•

establishing a toll-free telephone number for employees to anonymously report complaints relating to financial fraud, environmental hazards, illegal or unfair employment practices, and unethical behavior.

The members of the CGN Committee are Mr. Young, Chairman, Dr. Heron and Mr. Meier. Mr. Grey served on the CGN Committee for 2012 until he was succeeded by Mr. Meier in December 2012. The CGN Committee met five times during 2012.

The CGN Committee has adopted a written charter that can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Our Corporate Governance Guidelines can also be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement. The charter of the CGN Committee grants the CGN Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the CGN Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the CGN Committee conducts a self evaluation at least annually. The CGN Committee also periodically reviews and assesses the adequacy of its charter, including the CGN Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

Procedures of the Corporate Governance and Nominating Committee

The CGN Committee is responsible for overseeing the selection of qualified candidates to serve as members of the Board and guiding our corporate governance philosophy and practices. The CGN Committee is composed of three directors, each of whom is “independent” under the listing qualifications of NASDAQ. The CGN Committee operates according to a charter that complies with the guidelines established by NASDAQ.

In connection with nominating directors for election at the annual meeting and periodically throughout the year, the CGN Committee considers the composition of the Board and each Committee of the Board to evaluate its effectiveness and whether or not changes should be considered to either the Board or any of the Committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board believes that it should be comprised of persons with skills in areas such as:

•	leadership of large complex organizations, particularly in related industries;

•	sales and marketing of biotechnology and pharmaceutical products;

•	manufacturing of biotech and small molecule drug products;

•	managing and conducting clinical trials and drug regulatory process;

•	medicine;

•	finance and accounting;

•	capital markets;

•	business development;

•	legal and intellectual property;

•	research and development of drug products; and

•	information technology.

As part of its periodic self-assessment process, the CGN Committee has implemented a process that requires the entire Board to annually determine the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of our Company over both the short- and longer-term. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the CGN Committee considers the skill areas currently represented on the Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its functions in determining director nominations and whether to consider adding new directors.

Once the CGN Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the CGN Committee uses a flexible set of procedures in selecting individual director candidates. It utilizes general guidelines that allow it to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the CGN Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. Once identified, the CGN Committee looks to, in the CGN Committee’s judgment, the best method of finding a candidate who satisfies the specified criteria. The CGN Committee may consider candidates recommended by management, by other members of the CGN Committee, by the Board, by stockholders, or it may engage a third party to conduct a search for possible candidates. In considering candidates submitted by stockholders, the CGN Committee will take into consideration the needs of the Board and the qualifications of the candidate.

In order for a stockholder to have a candidate considered by the CGN Committee, a stockholder should submit a written recommendation that includes: (i) the name and record address of the stockholder (and beneficial owner, if any, on whose behalf the nomination is made) and evidence of the stockholder’s and beneficial owner’s ownership of our stock, including the number of shares owned and the length of time of ownership; (ii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner and affiliates or others acting together; (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owners; (iv) a representation that the stockholder and/or any beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) whether the stockholder or any beneficial owner intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. With respect to each person whom the stockholder proposes to nominate for election as a director, the stockholder must include (1) the name, age, business address and residence address of the director candidate, (2) the candidate’s resume or a listing of his or her qualifications to be a director (including principal occupation or employment), (3) the class or series and number of shares of stock which are owned beneficially or of record by the candidate, and (4) any other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. The notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee if selected by the CGN Committee and nominated by the Board. Stockholder recommendations should be addressed to the Corporate Governance and Nominating Committee in care of our Secretary at the address set forth under the heading Stockholder Communications with the Board of Directors.

Once candidates are identified, the CGN Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. While the CGN Committee has not established minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include: strength of character, mature judgment, business understanding, experience with the pharmaceutical and/or biotechnology industries, availability and level of interest, capacity to devote time to Board activities, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

If the CGN Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.

All of the current directors have been recommended by the CGN Committee to the Board for re-election as our directors at the Annual Meeting, and the Board has approved such recommendations.

Science and Technology Committee

The Science and Technology Committee was formed in December 2012 to assist the Board in monitoring the overall strategy, direction and effectiveness of our research and development organization, including the review of matters relating to our scientific technology, IP portfolio and strategy and the review and consideration of management’s decisions regarding our scientific assets and acquisition or divestiture of scientific technology or other investments in research and development programs. The Science and Technology Committee is currently composed of four directors: Dr. Lewis, Chairman, Mr. Grey, Dr. Heron and Dr. Lawlis. In 2012, the Science and Technology Committee met one time. The Science and Technology Committee is governed by a written charter adopted by the Board in December 2012. The Science and Technology charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement.

CHAIRMAN OF THE BOARD

In 2012, the independent Board members re-appointed Mr. Lapalme as Chairman of the Board. The Chairman of the Board is responsible for:

•	approving Board meeting schedules and meeting agendas;

•	approving Board meeting materials;

•	leading executive sessions of the independent Board members;

•	setting meetings of independent Board members; and

•	being available for consultation with major stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Senior Vice President, General Counsel and Secretary. All communications received by Mr. Davis will be sent directly to the Board or any particular director.

GLOBAL CODE OF CONDUCT AND BUSINESS ETHICS

The Board has adopted our Global Code of Conduct and Business Ethics which is applicable to all employees and directors, including our Chief Executive Officer, Chief Financial Officer, other executive officers and senior financial personnel. A copy of our Global Code of Conduct and Business Ethics is available in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Global Code of Conduct and Business Ethics or grant any waiver from a provision of our Global Code of Conduct and Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.

DIRECTOR AND OFFICER STOCK OWNERSHIP GUIDELINES

The Compensation Committee has approved stock ownership guidelines for our directors, Chief Executive Officer and Executive or Senior Vice Presidents, who have been approved by the Board. Under these guidelines, executives are expected to use the shares of common stock obtained on the exercise of stock options or the shares of restricted stock received to establish significant level of direct ownership in BioMarin. Newly elected directors and newly appointed or hired officers will have three years to comply with their specific stock ownership guidelines. The following table summarizes the guidelines and our Directors’ and NEOs’ compliance with the guidelines as of December 31, 2012.

Name	Stock Ownership Guidelines (Value of Shares ($))	Guidelines Met
Non-Executive Directors	Lesser of 10,000 shares or value equal to 3 times cash retainer amount (“3x”)
Kenneth M. Bate		Yes
Michael Grey		Yes
Elaine Heron, Ph.D		Yes
Pierre Lapalme		Yes
V. Bryan Lawlis, Ph.D		Yes
Alan J. Lewis, Ph.D		Yes
Richard A. Meier		Yes
William D. Young		Yes
CEO	Value Equal to 3 times base salary (“3x”)
Jean Jacques Bienaimé		Yes
Executive Vice Presidents and Senior Vice Presidents	Value equal to 2 times base salary (“2x”)
Jeff Ajer		*
Robert A. Baffi, Ph.D.		Yes
Henry J. Fuchs, M.D.		Yes
Daniel Spiegelman		Yes

*	in transition period

The Compensation Committee believes these stock ownership guidelines are an important tool in aligning the interests of our executives with the long-term interests of our stockholders. Although the guidelines are not mandatory, the Compensation Committee will consider compliance with the guidelines in setting an officer’s compensation and the CGN Committee will consider compliance with the guidelines when making decisions on nominating directors for re-election. Please see Compensation Discussion and Analysis for more information regarding these guidelines.

ANTI-HEDGING POLICY

The Board has approved an anti-hedging policy for our Directors and executive officers. Under this policy, all of our executive officers and Directors are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in BioMarin stock or engaging in excessive margin activities.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of BioMarin. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Independent Directors receive a combination of annual cash retainers, restricted stock grants and stock option grants in amounts that correlate to their responsibilities and levels of Board participation, including service on Board committees. Our only employee director, Mr. Bienaimé, receives no separate compensation for his service as a director.

The following table is a summary of the annual cash compensation paid to the Independent Directors. Each applicable line item is an additional element of compensation.

Director Position	Annual Cash Compensation(1)
All Independent Directors	$55,000
Chairman of the Board	$50,000
Audit Committee Chair	$25,000
Audit Committee (Non-Chair)	$12,000
Compensation Committee Chair	$20,000
Compensation Committee (Non-Chair)	$10,000
Corporate Governance and Nominating Committee Chair	$12,500
Corporate Governance and Nominating Committee (Non-Chair)	$6,250
Science and Technology Committee Chair	$12,500
Science and Technology Committee (Non-Chair)	$6,250
Liaison to Scientific Advisory Board	$8,000

(1)	The annual cash compensation that the Company pays to its Board members, other than Mr. Bienaimé, is based on their positions on the Board or the committees of the Board, and the Company does not compensate the Board members on a per meeting basis. The amounts reflected in the table above were approved by the Board in May 2012 and include the following annual increases: (i) the Independent Director annual retainer increased from $50,000 to $55,000; (ii) the annual compensation for the Compensation Committee chair increased from $18,000 to $20,000; (iii) the annual compensation for members of the Compensation Committee increased from $9,000 to $10,000; and (iv) the annual compensation for members of the Corporate Governance and Nominating Committee increased from $5,000 to $6,250. In addition, in December 2012, the Board formed the Science and Technology Committee and approved annual compensation for the chair of the committee of $12,500 and for a non-chair member of $6,250.

Each Independent Director is automatically granted an initial stock option grant to purchase 10,000 shares of our common stock and 4,000 restricted stock units (“RSUs”) on the date that such person first becomes an Independent Director. The shares of common stock subject to the initial option grant vest quarterly over three years and the initial RSU grant vests annually over three years. On the date of our annual meeting of stockholders, each re-elected director is granted an additional stock option grant to purchase 8,500 shares of common stock and 3,400 RSUs. The shares of common stock subject to the additional annual option grant vest quarterly over one year and the additional annual RSUs vest in full on the one-year anniversary of the grant date. The additional option grant or RSU grant for a director who has served for less than a year is prorated to the nearest quarter. These options and RSUs continue to vest only while the director serves on the Board. The exercise price per share of each of these options is 100% of the fair market value of a share of our common stock on the date of the grant of the option. These options have a term of 10 years. In May 2012, the Board approved the above changes to the director grants described in Footnote 1 above, including the initial grant of a stock option to purchase 10,000 shares of common stock and 4,000 RSUs and the annual grant to directors of an option to purchase 8,500 shares of common stock and 3,400 RSUs. Prior to May 2012, Independent Directors received an initial grant to purchase 30,000 shares of common stock and did not receive an initial RSU grant, and Independent Directors received an annual grant of a stock option to purchase 15,000 shares of common stock and 2,500 RSUs.

In fiscal year 2012, options to purchase, in the aggregate, 68,000 shares were issued to the Independent Directors and 27,200 RSUs were awarded to Independent Directors under the Amended and Restated 2006 Share Incentive Plan. The following table lists actual compensation paid to each of the directors during 2012 other than Mr. Bienaimé, who is also a Named Executive Officer, as defined below.

Our Board members are eligible to enroll in the Deferred Compensation Plan under which participants may elect to defer all or a portion of their fees and RSU awards otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years.

Director Compensation in 2012

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Kenneth M. Bate	$65,750	$127,364	$142,885	$335,999
Michael Grey	$71,000	$127,364	$142,885	$341,249
Elaine J. Heron, Ph.D.	$83,000	$127,364	$142,885	$353,249
Pierre Lapalme	$103,750	$127,364	$142,885	$373,999
V. Bryan Lawlis, Ph.D.	$77,063	$127,364	$142,885	$347,312
Alan J. Lewis, Ph.D.	$82,375	$127,364	$142,885	$352,624
Richard A. Meier	$78,750	$127,364	$142,885	$348,999
William D. Young	$66,250	$127,364	$142,885	$336,499

(1)	Director fees are generally paid quarterly in arrears within four weeks after the close of a quarter.
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718. The grant date fair value was $37.46 per share. For assumptions used in determining these values, see Note 14 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on February 26, 2013.
(3)	The amounts in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. The grant date fair value was $16.81 per share. For assumptions used in determining these values, see Note 14 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

PROPOSAL NO. TWO: APPROVAL OF AMENDMENTS TO THE BIOMARIN PHARMACEUTICAL INC. 2006 SHARE INCENTIVE PLAN, AS AMENDED AND RESTATED ON MARCH 22, 2010, TO (I) INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 23,000,000 SHARES TO 31,000,000 SHARES; (II) IMPOSE A CAP OF 500,000 ON THE NUMBER OF SHARES THAT MAY BE SUBJECT TO STOCK OPTIONS GRANTED TO ANY ONE PARTICIPANT IN A SINGLE CALENDAR YEAR; AND (III) SPECIFY THAT, TO THE EXTENT AN AWARD OF PERFORMANCE SHARES OR PERFORMANCE UNITS DENOMINATED IN SHARES ENTITLES A PARTICIPANT IN THE PLAN TO RECEIVE DIVIDENDS OR DIVIDEND EQUIVALENTS DURING THE PERFORMANCE PERIOD, SUCH DIVIDENDS OR DIVIDEND EQUIVALENTS SHALL BE PAID AT THE TIME THE UNDERLYING SHARES SUBJECT TO THE AWARD ARE ISSUED TO THE PARTICIPANT, AND NO DIVIDENDS OR DIVIDEND EQUIVALENTS SHALL BE PAID IF THE PERFORMANCE CRITERIA SET FORTH IN THE AWARD ARE NOT MET; AND (IV) IMPLEMENT A MORE RESTRICTIVE METHOD FOR COUNTING FULL-VALUE AWARDS USING A RATIO OF 1:1.92 FOR AWARDS (OTHER THAN STOCK OPTIONS) MADE ON OR AFTER MAY 15, 2013

Background and Purpose of Proposal

The BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan (the “2006 Plan”) was adopted by the Board of Directors (the “Board”) in May 2006. The 2006 Plan was approved by our stockholders on June 21, 2006. The Board approved a technical amendment to the 2006 Plan in January 2009 to comply with the changes to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In March 2010, the Board approved an amendment and restatement of the 2006 Plan (the “Restated Plan”) to increase the number of shares of common stock available for issuance under the 2006 Plan and to make certain other changes to enhance the interests of our stockholders. Our stockholders approved the Restated Plan at the 2010 Annual Meeting of Stockholders and the Restated Plan went into effect on May 12, 2010. A total of 23,000,000 shares of BioMarin common stock have been reserved for issuance under the Restated Plan. Of the 23,000,000 shares of common stock authorized under the Restated Plan, after all award grants made by our Compensation Committee from May 2006 to March 1, 2013, 605,363 shares remain available for grant. Pursuant to Section 16 of the Restated Plan, the Board of Directors, or a committee appointed by the Board of Directors to administer the Restated Plan, shall have the authority to amend the Restated Plan. In accordance with the authority granted to it under the Restated Plan, the Board of Directors has appointed the Compensation Committee of the Board of Directors (the “Compensation Committee”) to administer the Restated Plan. In March 2013, the Compensation Committee unanimously approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, an amendment to the Restated Plan to (i) increase the number of shares of common stock authorized for issuance under the Restated Plan by 8,000,000 shares, from 23,000,000 shares to 31,000,000 shares, (ii) impose a cap of 500,000 on the number of shares that may be subject to stock options granted to any one participant in a single calendar year, (iii) specify that, to the extent an award of performance shares or performance units denominated in shares entitles a plan participant to receive dividends or dividend equivalents prior to vesting, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met, and (iv) implement a more restrictive method for counting full-value awards using a ratio of 1:1.92 for awards (other than stock options) made on or after May 15, 2013 (the foregoing subsections (i) through (iv), together, the “Proposed Amendments”). If the Proposed Amendments are approved by the stockholders, they will become effective on the day of the Annual Meeting.

The Board adopted the Proposed Amendments in order to continue to grant stock incentive awards to employees, consultants, directors and advisors as part of their compensation to provide appropriate incentives. The Board believes that the purpose of the Proposed Amendments is to encourage ownership in the Company by its employees, directors, consultants and advisors whose long-term employment by or involvement with the Company is considered essential to the Company’s continued progress and, thereby, align the interests of the award recipients and stockholders and permit the award recipients to share in the Company’s success. If the

Proposed Amendments are not approved, the Company will not have sufficient authorized shares under the Restated Plan to continue to make competitive equity awards and the Company will need to substantially increase other components of compensation. The Board believes that it is in the Company’s best interests and in the best interests of the Company’s stockholders to approve the Proposed Amendments to allow the Company to continue to grant equity awards under the Restated Plan.

If the Company’s stockholders approve the Proposed Amendments at the Annual Meeting or any adjournment thereof, it will become effective on the day of the Annual Meeting and the Company intends to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, in order to register the sale of the shares of common stock that are the subject of additional equity awards that will be authorized under the Proposed Amendments. Other than (i) the increase in the aggregate number of shares of common stock authorized for issuance under the Restated Plan, (ii) the cap on the number of shares that may be subject to stock options granted in a single calendar year to any one participant, (iii) the specification that, to the extent an award of performance shares or performance units denominated in shares entitles a plan participant to receive dividends or dividend equivalents prior to vesting, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met, and (iv) the implementation of a more restrictive method for counting full-value awards using a ratio of 1:1.92 for awards (other than stock options) made on or after May 15, 2013, no amendments have been proposed to be made to the Restated Plan and all other terms of the Restated Plan will remain the same.

Why the Board of Directors Believes You Should Vote for the Proposed Amendments

•

Attracting and retaining talent. A talented, motivated and effective management team and workforce are essential to the Company’s continued progress. Equity compensation has been an important component of total compensation at BioMarin for many years because it is effective at getting managers and employees to think and act like owners. If the increase in the number of shares reserved under the Restated Plan is approved, our ability to offer competitive compensation packages to attract new talent and to retain our best performers will continue.

•

Avoiding disruption in compensation programs. If the increase in the number of shares under the Restated Plan is approved, we will not have to restructure existing compensation programs throughout the Company for reasons not directly related to the achievement of our business objectives. To remain competitive without an increase in the number of shares reserved for issuance under the Restated Plan, it will likely be necessary to replace components of compensation previously awarded in equity with cash, or with other instruments that may not necessarily align employee interests with those of stockholders as well as equity awards would have. Additionally, replacing equity with cash will increase cash compensation expense and be a drain on cash flow that would be better utilized if reinvested in our core products.

•

Plan features designed to protect stockholder interests. The Proposed Amendments include a number of enhancements from the Restated Plan which are designed to further protect stockholder interests, including the following:

•	a cap on the number of shares that may be subject to stock options granted to any one participant in a single calendar year;

•

to the extent an award of performance shares or performance units denominated in shares entitles a participant in the Plan to receive dividends or dividend equivalents during the performance period, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met; and

•	implementation of a more restrictive method for counting full-value shares using a ratio of 1:1.92 for awards (other than stock options) made on or after May 15, 2013.

The Proposed Amendments ensure that the reserve established pursuant to the Restated Plan is not utilized on specific individuals only and allows us to implement the intent that benefits paid in respect of performance awards should only be received upon the achievement of performance targets.

•

The Company has demonstrated commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. As described below, our average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for the last three years was 3.6%, which was slightly above the median for our peer companies, and the fiscal year 2012 burn rate of 2.8% was below the median for our peer companies. The Company’s dilution level or “overhang” (shares subject to equity compensation awards outstanding at fiscal year-end or available to be used for equity compensation, divided by fully diluted shares outstanding) at the end of fiscal year 2012 was 14.3% and for fiscal year 2011 was 16.3%. As of March 31, 2013, the overhang had decreased to 11.0%. Of the total overhang, as of December 31, 2012, approximately 63% of the shares reflected in the overhang were subject to fully vested, “in the money” stock options (i.e., options that have an exercise price less than the market price of the underlying shares). The Company believes that our employees’ and other plan participants’ holding of these options is positive for our stockholders as it represents a long term interest of our employees and other plan participants in the value of our common stock.

•

The Company is continuing to rapidly grow in response to its pipeline products and previous acquisitions. We anticipate the need to hire new employees and also to incentivize existing employees and other plan participants to properly commercialize our pipeline products and enhance the commercialization of our existing products. We believe that our stockholders’ long-term interests are best served by equity compensation awards designed to achieve these goals.

Summary of Material Changes

Increase in the Number of Available Shares. The Restated Plan currently provides that no more than 23,000,000 shares of common stock may be issued pursuant to Awards (as defined in the Restated Plan) under the Restated Plan. The Proposed Amendments will increase the maximum number of shares of common stock available for Awards by 8,000,000 shares, thereby increasing the maximum number of shares from 23,000,000 to 31,000,000 shares of common stock. Of the 23,000,000 shares of common stock authorized under the Restated Plan, after all award grants made by our Compensation Committee from May 2006 to December 31, 2012, only 553,639 shares remain available for grant. As of March 14, 2013, 613,879 shares remain available for grant. Based on current plans and expectations, the Company believes that the increase in the number of shares available under the Restated Plan to 31,000,000 will provide the Company with sufficient shares reserved for issuance to cover the awards it anticipates granting over approximately the next three years to eligible participants.

Cap On the Number of Shares That May be Subject to Stock Options Granted to Any One Participant in A Single Calendar Year . The Restated Plan currently does not contain a restriction on the aggregate number of shares that may be granted to a participant during any one calendar year. Pursuant to the Proposed Amendments, a cap would be placed on the maximum number of shares that may be subject to stock options granted to any one participant within a single calendar year. The Proposed Amendments provide that no participant may be granted, in a calendar year, stock options with respect to more than 500,000 shares of common stock.

Shares Subject to Performance Shares or Performance Units Denominated in Shares That Are Entitled to Receive Dividends or Dividend Equivalents Prior to Vesting Shall Not Receive Such Dividends or Dividend Equivalents Until the Underlying Shares Are Issued to the Participant. The Restated Plan currently allows for the payment of dividends and other distributions on restricted stock units, restricted stock and other performance awards during the performance period. The Proposed Amendments specify that, to the extent an award of performance shares or performance units denominated in shares entitles a plan participant to receive dividends or dividend equivalents during the performance period, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met. The Company believes that this restriction on dividends better implements the intent of restricted or performance awards by providing benefits to the participant only upon the achievement of performance targets.

More Restrictive Method for Counting Full-Value Awards. The Restated Plan currently provides that, with respect to any award granted on or after May 12, 2010 that is not a stock option, 1.62 shares of common stock will be (A) subtracted from the total number of shares of common stock available under the Restated Plan for every share issued or transferred in respect of those awards or (B) added back to the reserve in the event an award is forfeited or cancelled. Pursuant to the Proposed Amendments, the share reserve would be reduced by 1.92 shares for every one (1) share that is subject to any award granted on or after May 15, 2013 other than a stock option and similarly increased by 1.92 shares for every one (1) share in the event any such award is thereafter forfeited or cancelled. The ratio of 1:1.92 is based on the historical volatility of the price of the Company’s common stock and is intended to ensure that the equity compensation effect of each type of award on the Company’s financial statements are approximately equivalent. The new ratio recognizes the greater intrinsic value of full value share awards, including restricted stock, restricted stock units and performance awards. Also, the Company believes that increasing this ratio will reduce the potential dilution impact of the Proposed Amendments.

Summary Description of the Proposed Amended Plan

The following is a brief summary of the Proposed Amended Plan and is qualified in its entirety by reference to the full text of the Proposed Amended Plan attached to this proxy statement as Appendix A. The material features of the Proposed Amended Plan are identical to the features of the Restated Plan, except that (i) the maximum number of shares of common stock that may be issued over the term of the Proposed Amended Plan is Thirty-One Million (31,000,000) shares, (ii) there is a cap of 500,000 shares imposed on the number of shares that can be subject to stock options granted to any one participant in a single calendar year, (iii) to the extent an award of performance shares or performance units denominated in shares entitles a participant in the Proposed Amended Plan to receive dividends or dividend equivalents prior to vesting, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met, and (iv) the method for counting full-value awards uses a ratio of 1:1.92 for awards (other than stock options) made on or after May 15, 2013. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the Proposed Amended Plan.

Purpose of the Proposed Amended Plan. The purpose of the Proposed Amended Plan is to encourage ownership in the Company by its employees, directors, consultants and advisors whose long-term employment by or involvement with the Company is considered essential to the Company’s continued progress and, thereby, aligning the interests of the award recipients and stockholders and permitting the award recipients to share in the Company’s success. The Proposed Amended Plan provides an essential component of the total compensation package offered to the Company’s employees and other plan participants. It reflects the importance placed by the Company on motivating employees and other plan participants to achieve superior results over the long-term and paying employees and other plan participants based on that kind of achievement. The Company strongly believes that its equity compensation programs and emphasis on employee and non-employee director stock ownership have been integral to the Company’s progress and that a continuation of and emphasis on those programs is necessary for the Company to achieve superior performance in the future. All of the approximately 1,150 employees and directors of the Company and its affiliates are eligible to participate in the Proposed Amended Plan.

Shares Subject to the Proposed Amended Plan. The Proposed Amended Plan provides that no more than 31,000,000 shares of common stock may be issued pursuant to Awards under the Proposed Amended Plan. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Proposed Amended Plan for stock splits, stock dividends, recapitalizations and other similar events. The Proposed Amended Plan imposes a cap on the aggregate number of shares that may be subject to awards granted to any one participant within a single calendar year. Pursuant to the terms of the Proposed Amended Plan, no participant may be granted stock options with respect to more than 500,000 shares of common stock in a calendar year.

Each share of common stock issued or transferred pursuant to an award of option rights will reduce the aggregate number of shares available under the Proposed Amended Plan by one share of common stock. Each share of common stock issued or transferred (and, in the case of shares of restricted stock, released from all substantial risk of forfeiture) pursuant to an award other than of option rights will reduce the aggregate number of shares available under the Proposed Amended Plan by: (i) one share of common stock if issued or transferred pursuant to an award granted prior to May 12, 2010; or (ii) 1.62 shares of common stock if issued or transferred pursuant to an award (other than a stock option) granted after May 12, 2010 but prior to May 15, 2013; or (iii) 1.92 shares of common stock if issued or transferred pursuant to an award (other than a stock option) granted on or after May 15, 2013. Any shares of common stock that again become available for issuance under the Proposed Amended Plan due to a forfeiture of an award originally granted after the adoption of the Proposed Amended Plan will be added back to the aggregate plan limit in this same manner. Any shares of common stock that again become available for issuance under the Proposed Amended Plan due to a forfeiture of an award originally granted after the adoption of the Proposed Amended Plan will be added back to the aggregate plan limit in this same manner.

Shares of common stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable, will again be available for subsequent Awards, except as prohibited by law. Shares that the Company refrains from delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes will be considered exercised for purposes of calculating the shares available and will not be available for subsequent Awards.

Administration. Either the Board of Directors or a committee appointed by the Board will administer the Proposed Amended Plan. The Board of Directors and any committee exercising discretion under the Proposed Amended Plan from time to time are referred to as the “Committee.” Unless otherwise provided by the Board of Directors, the Compensation Committee will serve as the administrator of the Proposed Amended Plan. The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act. With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code Section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Proposed Amended Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of common stock or units to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend and rescind rules relating to the Proposed Amended Plan and its administration, to interpret and construe the Proposed Amended Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Proposed Amended Plan. Within the limits of the Proposed Amended Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew any Award.

The Proposed Amended Plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Proposed Amended Plan. The Proposed Amended Plan releases these individuals from liability for good faith actions associated with the Proposed Amended Plan’s administration.

Eligibility. The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) only to employees, and may grant all other Awards to Eligible Persons. The Proposed Amended Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.

Options. Options granted under the Proposed Amended Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”). The Proposed Amended Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Exercise Price for Options. The exercise price of options may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the Award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of common stock subject to the Award for Participants who own more than ten percent of the Company’s shares of common stock on the grant date. Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

Exercise of Options. To the extent exercisable in accordance with the agreement granting them, an option may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of common stock and cashless exercise under a program the Committee approves. Options granted under the Proposed Amended Plan are required to be exercised within three months after termination of the optionee’s service (12 months if termination is due to death or disability and 6 months if termination is due to retirement or within the original option expiration if the Director retires from the Board after having served 4.5 years), but in no event later than the expiration of the option’s ten-year term. The term over which Participants may exercise options may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock).

Prohibition on Repricing. Under the Proposed Amended Plan, except in connection with certain adjustment events, the Company may not, without stockholder approval (i) reduce the exercise price of outstanding option rights; or (ii) replace outstanding option rights with lower-priced awards.

Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units. Under the Proposed Amended Plan, the Committee may grant (i) restricted shares that are forfeitable until certain vesting requirements are met, (ii) restricted share units which represent the right to receive shares of common stock after certain vesting requirements are met, and (iii) unrestricted shares as to which the Participant’s interest is immediately vested. For restricted Awards, the Proposed Amended Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards become vested. The Proposed Amended Plan provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of common stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of common stock.

Whenever shares of common stock are released pursuant to these Awards, the Participant will be entitled to receive additional shares of common stock that reflect any stock dividends that the Company’s stockholders received between the date of the Award and issuance or release of the shares of common stock. Likewise, a Participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period.

Performance Awards. The Proposed Amended Plan authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may or may not designate as “Performance Compensation Awards” that are intended to be exempt from Code Section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company. The Proposed Amended Plan specifies that, to the extent an award of performance shares or performance units denominated in shares entitles a participant in the Proposed Amended Plan to receive dividends or dividend equivalents during the performance period, such dividends or dividend equivalents shall be paid at the time the underlying shares subject to the award are issued to the participant, and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the award are not met.

With respect to Performance Compensation Awards, the Proposed Amended Plan requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code Section 162(m).

Under the Proposed Amended Plan, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. Performance goals may be based on an individual Participant’s performance goals, as determined by the Committee. In addition, all performance goals may be based upon attainment of specified levels of the Company’s performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Committee may impose such other restrictions on awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements of the “qualified performance – based compensation” exception under Section 162(m).

Income Tax Withholding. As a condition for the issuance of shares of common stock pursuant to Awards, the Proposed Amended Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of common stock.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members or related trusts or as otherwise approved by the Committee.

Certain Corporate Transactions. The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the Proposed Amended Plan but as to which no Awards have yet been granted or that have been returned to the Proposed Amended Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the Proposed Amended Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the Proposed Amended Plan.

In addition, in the event or in anticipation of a change in control, the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised options at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of common stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of common stock issued upon exercise of an Award shall lapse as to the shares of common stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (d) terminate any outstanding Award upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the change in control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a change in control is involuntarily terminated by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of options), and any repurchase right applicable to any shares of common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.

In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a change in control.

As discussed above, in the event of a merger or the sale of substantially all of the Company’s assets, each option issued under the Proposed Amended Plan may be assumed or substituted by the successor corporation. However, pursuant to the Company’s change in control policy, all outstanding options vest on a change in control. If the successor corporation does not agree to assume or substitute options, each option becomes fully vested and exercisable for a period of 30 days from the date the Board notifies the optionee of the option’s full exercisability, after which period the option terminates.

Term of the Proposed Amended Plan; Amendments and Termination. The term of the Proposed Amended Plan is ten years from the date of stockholder approval of the 2006 Plan. The Board of Directors may, from time to time, amend, alter, suspend, discontinue or terminate the Proposed Amended Plan; provided that no amendment, suspension or termination of the Proposed Amended Plan shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee. In addition, the Committee may not cancel an outstanding option that is out-of-the-money for the purpose of reissuing the option to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the Proposed Amended Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Termination, Rescission and Recapture. Each Award under the Proposed Amended Plan is intended to align the Participant’s long-term interests with those of the Company. If the Participant engages in certain activities (such as disclosure of confidential or proprietary information without Company authorization, or breach of certain agreements relating to the protection of the Company’s intellectual property), either during employment or after employment with the Company terminates for any reason, the Participant is deemed to be acting contrary to the long-term interests of the Company. In such cases, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or recapture any common stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award.

Expected U.S. Federal Income Tax Consequences. The following is a brief summary of certain tax consequences of certain transactions under the Proposed Amended Plan. This summary is not intended to be complete and does not describe state or local tax consequences. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the Proposed Amended Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

•

Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of common stock issued to the Participant on the exercise date over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•

ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of common stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If either of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

•

Restricted Shares, Restricted Share Units, Deferred Share Units and Performance Awards. In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units or Performance Awards, unless the Participant elects with respect to restricted shares to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of common stock that the Participant receives when the Award vests. The same tax consequences apply to Performance Awards.

•

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

•

Income Taxes and Deferred Compensation. The Proposed Amended Plan provides that Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the Proposed Amended Plan authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code; (ii) that voids any Participant election to the extent it would violate Section 409A of the Code; and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

•

New Plan Benefits. The Committee will grant Awards under the Proposed Amended Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Proposed Amended Plan, other than to note that the Committee has not granted Awards that are contingent upon the approval of the Proposed Amendment.

Equity Compensation Plan Information

The following table provides certain information with respect to all of BioMarin’s equity compensation plans in effect as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	13,692,951		$25.49	553,639
Equity compensation plans not approved by stockholders(2)	172,200		$41.18	434,380	(4)

Total(3)	13,865,151	(5)	$25.69	988,019

(1)	Does not include any shares of common stock issuable under the BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Purchase Plan. The Company issues shares under this plan once every six months based on employee elections in the preceding six months. Pursuant to the terms of this plan, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance. Also, does not include 898,949 service-based RSUs with a grant date weighted average fair value of $33.10 and 875,000 performance RSUs with a weighted average grant date fair value of $33.83 that were outstanding at December 31, 2012.
(2)	Includes 172,200 shares of the Company’s common stock issuable upon exercise of options granted pursuant to the BioMarin Pharmaceutical Inc. 2012 Inducement Plan (the “Inducement Plan”). The Inducement Plan has not been approved by the Company’s stockholders in reliance on Nasdaq Marketplace Rule 5635(c)(4). Under the Inducement Plan, the option price is the closing price of the Company’s common stock on the date of the grant, and the options vest pursuant to terms determined by the Compensation Committee.
(3)	As of December 31, 2012, the weighted average remaining term of the 13,865,151 options outstanding was 6.9 years.
(4)	The Inducement Plan expires on May 31, 2013.
(5)	Reflects 13,865,151 options outstanding as of December 31, 2012, which is 4,450 less than the amount reported in Note 14 of our Annual Report on Form 10-K. The difference resulted from the late entry into our stock administration system of the cancellation of 4,450 options for one employee. The 4,450 options expired in October 2012 but were not entered into our stock administration system until January 2013.

The following table provides certain information with respect to options outstanding under BioMarin’s equity compensation plans as of December 31, 2012 and March 14, 2013.

	Number of Options Outstanding (in shares)	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Balance at December 31, 2012	13,865,151	$25.69
Granted	168,450	$54.92
Exercised	(974,913)	$22.62
Cancelled	(60,181)	$29.61

Balance at March 14, 2013	12,998,507	$26.27	6.8	$469,466,299	(1)

(1)	The aggregate intrinsic value for outstanding options is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock as of the last trading day of fiscal 2012.

The following table provides certain information with respect to RSUs outstanding under BioMarin’s equity compensation plans as of December 31, 2012 and March 14, 2013.

Number of RSUs Outstanding (in shares)
Balance at December 31, 2012	1,773,949
Granted	39,690
Exercised	(12,500)
Cancelled	(7,312)

Balance at March 14, 2013	1,793,827

As indicated below, as of March 14, 2013, 613,879 shares remain available for grant under our Amended and Restated 2006 Employee Share Incentive Plan. Our only other plan, the Inducement Plan, will expire on May 31, 2013. As of March 14, 2013, 237,840 shares remain available for grant under the Inducement Plan.

			Number of Securities Available for Issuance under the 2006 Share Incentive Plan
Balance as of December 31, 2012			553,639
Options
Granted	(11,600)
Cancelled	60,037

Net Change for Options	48,437		48,437

RSUs under 2006 Plan
Granted	—
Cancelled	11,803	(1)

Net Change for RSUs	11,803		11,803

Balance as of March 14, 2013			613,879

(1)	Includes cancellation of RSUs representing 7,243 shares of common stock multiplied by the conversion factor of 1.62 specified in the Amended and Restated 2006 Share Incentive Plan and RSUs representing 69 shares of common stock that were issued prior to the amendment that implemented the conversion factor.

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis (non-binding), the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC rules (commonly known as the “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers (“NEOs”) and the philosophy, policies and practices described in this Proxy Statement. At the May 2011 annual meeting, consistent with the Company’s recommendation, a majority of the shares voted recommended that the Company hold an annual advisory vote on the compensation of the NEOs and to hold an advisory vote on the frequency of such vote once every three years. The Company intends to act in accordance with the 2011 vote.

The compensation of the Company’s NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in these disclosures, the Company believes that its compensation philosophy is to provide competitive overall compensation that attracts and retains top performers. To achieve these goals, our compensation program is structured to:

•	provide total compensation and compensation elements that are competitive with those companies that are competing for available employees;

•

provide a mix of compensation that offers (i) a market competitive base compensation, with a potential to earn additional amounts based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation; and

•	reward exceptional performance by individual employees.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC including the Compensation Discussion and Analysis, compensation tables and narrative discussion and any related material.”

The Compensation Discussion and Analysis section of this Proxy Statement contains more details on the Company’s executive compensation and we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on the Company, the Board or the Compensation Committee of the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to our management, the Board and the Compensation Committee and our management, the Board and Compensation Committee all intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements and the Company’s executive compensation principles, policies and procedures.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. FOUR: RATIFICATION OF SELECTION OF THE INDEPENDENTREGISTERED PUBLIC ACCOUNTING FIRM FOR BIOMARIN

The Board has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has served as our independent registered public accounting firm since June 11, 2002. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders and, although they do not expect to do so, they will have the opportunity to make a statement if they so desire.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by KPMG to the Company for fiscal years 2012 and 2011.

Description of Services Provided by KPMG LLP	Year Ended December 31, 2012		Year Ended December 31, 2011
Audit Fees:	$1,078,100		$1,054,559
Audit Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included in Audit Fees above.	$101,820	(1)	$135,000

Tax Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings, as well as to the area of tax strategy and minimizing Federal, state, local and foreign taxes.

	none		none
All Other Fees:	$1,902	(2)	$133,208	(3)

(1)	Includes fees related to comfort letters, consents and SEC comment letters.
(2)	Reflects fees paid to KPMG for non-audit services provided in relation to the conversion of our United Kingdom statutory filings to eXtensible Business Reporting Language or xbrl as required by the HM Revenue and Customs.
(3)	Reflects fees paid to KPMG for non-audit services provided in relation to a review of the Company’s financial processes and enterprise resource planning system utilization.

The Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, NASDAQ requirements or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Audit Committee strives to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

The Audit Committee annually reviews and pre-approves the statutory audit fees that can be provided by the independent registered public accounting firm. Any proposed services exceeding pre-set levels or amounts will require separate pre-approval by the Audit Committee, although our Chief Financial Officer and Chief Accounting Officer can approve up to an additional $100,000 in the aggregate per calendar year for categories of services that the Audit Committee has pre-approved. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $100,000 amount to be exceeded must be separately pre-approved by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee within the guidelines discussed above. The Chair of the Audit Committee is required to inform the Audit Committee of each pre-approval decision at the next regularly scheduled Audit Committee meeting.

All the services provided by KMPG LLP during 2012 were pre-approved in accordance with this policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

OTHER INFORMATION RELATED TO BIOMARIN, THE DIRECTORS AND EXECUTIVE OFFICERS

Principal and Management Stockholders

The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock as of March 1, 2013. The Percentage of Common Stock column is based on 126,219,384 shares of common stock outstanding on March 1, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(2)
FMR LLC(1)	15,746,575	12.5%
Capital Research Global Investors(2)	15,168,693	12.0%
The Growth Fund of America, Inc.(3)	9,667,500	7.7%
PRIMECAP Management Company(4)	8,100,829	6.4%

(1)	Information is based upon statements filed on Schedule 13G/A with the SEC on February 14, 2013. The mailing address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 13,447,206 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”). Each of Edward C. Johnson 3d and FMR LLC, through their control of Fidelity, has sole power to dispose of the 13,447,206 shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by Fidelity, which power resides with the Fidelity Funds’ Board of Trustees.

Pyramis Global Advisors, LLC (“Pyramis”) is an indirect wholly-owned subsidiary of FMR LLC and is the beneficial owner of 359,890 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds or investment companies registered under Section 8 of the Investment Company Act owning such shares. Through its control of Pyramis, each of FMR LLC and Edward C. Johnson 3d has sole dispositive power over such 359,890 shares and the sole power to vote or to direct the voting of 177,650 shares owned by the institutional accounts or funds advised by Pyramis. In addition, Pyramis Global Advisors Trust Company (“Pyramis Trust”), an indirect wholly-owned subsidiary of FMR LLC and a bank, is the beneficial owner of 1,850,914 shares as a result of its serving as investment manager of institutional accounts owning such shares. Through its control of Pyramis Trust, each of FMR LLC and Edward C. Johnson 3d has sole dispositive power over 1,850,914 shares and the sole power to vote or to direct the voting of 1,430,024 shares owned by the institutional accounts managed by Pyramis Trust.

FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 88,565 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, the chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. The percentage of total voting power represented by these shares may fluctuate but normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities and their boards of directors are generally composed of different individuals. FIL has sole dispositive power over 88,565 shares owned by the International Funds and the sole power to vote or to direct the voting of 85,265 shares and no power to vote or to direct the voting of 3,300 shares held by the International Funds.

The address for Pyramis and Pyramis Trust is 900 Salem Street, Smithfield, RI 02917. The address for FIL Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(2)

Based on its Schedule 13G/A filed with the SEC on February 12, 2013, with respect to its beneficial ownership of common stock as December 31, 2012, Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), has sole voting power and sole dispositive power with respect to 15,168,693 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act. The mailing address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.
(3)	Based on its Schedule 13G filed with the SEC on February 13, 2013 (“13G”), The Growth Fund of America, Inc. an investment company registered under the Investment Company Act, which is advised by CRMC, is the beneficial owner of 9,667,500 shares of common stock of the Company. CRMC manages equity assets for various investment companies through two divisions, Capital Research Global Investors and Capital World Investors. With respect to its beneficial ownership of common stock as of December 31, 2012, The Growth Fund of America, Inc. disclosed in its 13G filing that under certain circumstances, it may vote the shares of the fund and that the 9,667,500 shares beneficially owned by The Growth Fund of America, Inc. may also be reflected in a filing made by Capital Research Global Investors and/or Capital World Investors. The mailing address for The Growth Fund of America, Inc. is 333 South Hope Street, Los Angeles, CA 90071.
(4)	Information is based upon statements filed on Schedule 13G/A with the SEC on February 14, 2013. PRIMECAP Management Company, an investment adviser, has sole dispositive power over 8,100,829 shares and has sole voting power over 2,820,720 shares. The mailing address for PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, California 91101.

Management Stockholders

The following table sets forth certain information as of March 1, 2013, as reported to us, with respect to the beneficial ownership of common stock as to: (i) each of our directors; (ii) each of our Named Executive Officers, as defined below; and (iii) all of our directors and current executive officers as a group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information with respect to each person specified was supplied or confirmed by such person or based upon statements filed with the SEC. Except as otherwise indicated, the mailing address for each stockholder in the table below is c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Number of Shares Subject To Options(1)	Percentage of Common Stock(2)
Jean-Jacques Bienaimé	1,880,132	(3)	1,855,180	1.5%
Kenneth M. Bate	49,500		47,625	*
Michael Grey	90,125		73,875	*
Elaine J. Heron, Ph.D.	47,000		36,375	*
Pierre Lapalme	151,525		98,875	*
V. Bryan Lawlis, Ph.D.	97,475		89,975	*
Alan J. Lewis, Ph.D.	78,875		43,875	*
Richard A. Meier	95,125		73,875	*
William D. Young	49,500		47,625	*
Jeff Ajer.	61,919		61,919	*
Stephen Aselage	108,333		108,333	*
Robert A. Baffi, Ph.D	290,286		260,798	*
Jeffrey Cooper.	26,304		26,304	*
Henry J. Fuchs, M.D.	181,788		173,791	*
Daniel Spiegelman.	28,645		28,645	*
All current executive officers and directors as a group (16 persons)	3,328,304		3,078,518	2.6%

*	Represents less than 1% of BioMarin’s outstanding common stock.

(1)	The “Number of Shares Subject to Options” enumerates for each director and Named Executive Officer and for all executive officers and directors in the aggregate, the shares of common stock subject to options exercisable within 60 days following March 1, 2013. These shares are included in the amounts shown in the “Number of Shares Beneficially Owned” column.
(2)	The “Percentage of Common Stock” column is based on 126,219,384 shares of common stock outstanding on March 1, 2013. Shares of common stock subject to options that are exercisable within 60 days following March 1, 2013 are deemed outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Includes 60,000 shares held in trusts for Mr. Bienaimé’s children.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.

To the best of our knowledge and based solely on a review of the copies of such reports furnished to us or written representation that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except for the following:

•	one report, covering an aggregate of two transactions relating to gifts of stock was filed late by Dr. Baffi;

•	one report covering one transaction relating to the forfeiture of shares to pay for taxes related to the vesting of RSUs was filed late by Mr. Bienaimé;

•	one report, covering an aggregate of two transactions relating to the forfeiture of shares to pay for taxes related to the vesting of RSUs was filed late by Mr. Mueller;

•	one report, covering one transaction relating to the forfeiture of shares of common stock to pay for taxes related to the vesting of RSUs was filed late by Mr. Davis;

•	one report, covering one transaction relating to the forfeiture of shares of common stock to pay for taxes related to the vesting of RSUs was filed late by Mr. Fuchs; and

•	one report, covering an aggregate of two transactions relating to the forfeiture of shares to pay for taxes related to the vesting of RSUs was filed by Mr. Wood.

Executive Officers

The following table sets forth certain information concerning our executive officers as of March 19, 2013.

Name	Age	Position with BioMarin
Jean-Jacques Bienaimé	59	Chief Executive Officer
Jeff Ajer	50	Senior Vice President, Chief Commercial Officer
Robert A. Baffi, Ph.D.	58	Executive Vice President, Technical Operations
G. Eric Davis	42	Senior Vice President, General Counsel and Secretary
Henry J. Fuchs, M.D.	55	Executive Vice President and Chief Medical Officer
Brian R. Mueller.	39	Vice President, Corporate Controller & Chief Accounting Officer
Daniel Spiegelman	54	Executive Vice President and Chief Financial Officer
Mark Wood.	46	Senior Vice President, Human Resources & Corporate Affairs

There are no family relationships between any of our directors and any of our executive officers.

Jeff Ajer joined BioMarin in 2005, and has served as Senior Vice President, Chief Commercial Officer since October 2012. From April 2009 to October 2012, Mr. Ajer served as Vice President, Commercial Operations, the Americas. From 2005 to 2009, Mr. Ajer served as our Vice President, Sales and Marketing Operations. Immediately prior to joining BioMarin, Mr. Ajer served as Vice President, Global Transplant Operations at Genzyme Corporation from December 2004 to September 2005. Mr. Ajer’s experience prior to Genzyme includes roles in sales, marketing and operations at SangStat Medical Corporation and ICN Pharmaceuticals. Mr. Ajer received both a B.S. in chemistry and an M.B.A. from the University of California, Irvine.

Robert A. Baffi, Ph.D., joined BioMarin in May 2000 and currently serves as our Executive Vice President of Technical Operations, responsible for overseeing manufacturing, process development, quality and analytical chemistry departments. From 2000 to December 2009, Dr. Baffi served as our Senior Vice President of Technical Operations. From 1986 to 2000, Dr. Baffi served in a number of positions with increasing responsibility at Genentech, Inc., primarily in the functional area of quality control. Prior to joining Genentech, Dr. Baffi worked for Cooper BioMedical as a research scientist and at Becton Dickson Research Center as a post-doctoral fellow. Dr. Baffi has contributed to more than 20 regulatory submissions for product approval in the United States and Europe and to more than 50 regulatory submissions for investigational new drug testing. Dr. Baffi received a Ph.D., M. Phil and a B.S. in biochemistry from the City University of New York and an M.B.A. from Regis University.

G. Eric Davis joined BioMarin in March 2004, and currently serves as our Senior Vice President, General Counsel and Secretary. From 2004 to December 2005, Mr. Davis served as our Vice President, General Counsel and Secretary. From 2000 to 2004, Mr. Davis worked in the San Francisco office of Paul Hastings LLP (formerly Paul, Hastings, Janofsky & Walker LLP), where he served on the firm’s national securities practice committee. Mr. Davis has represented public and private companies and venture capital and investment banking firms in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters and intellectual property-related business transactions. His experience involves a variety of industries, including biotechnology and life sciences. Mr. Davis received a B.A. in political economy from the University of California, Berkeley, and a J.D. from the University of San Francisco School of Law.

Henry J. Fuchs, M.D., joined BioMarin in March 2009, and currently serves as our Executive Vice President and Chief Medical Officer. From March 2009 to December 2009, Dr. Fuchs served as our Senior Vice President and Chief Medical Officer. From September 2005 until December 2008, Dr. Fuchs served as Executive Vice President and Chief Medical Officer for Onyx Pharmaceuticals, a biopharmaceutical company. Dr. Fuchs was Chief Executive Officer of IntraBiotics, a biotechnology company. He originally joined IntraBiotics in 1996 as Vice President of Clinical Affairs before assuming the role of President and Chief Operating Officer in 2001. From 1987 to 1996, Dr. Fuchs was employed by Genentech where he held a number of positions with increasing responsibility. While there he led the clinical team that played an integral role in the approval of Herceptin, a breast cancer treatment, as well as Pulmozyme, a therapeutic for cystic fibrosis. Dr. Fuchs earned an M.D. from George Washington University and a B.A. in biochemical sciences from Harvard College. Dr. Fuchs serves on the board of Methylgene, Inc., a biopharmaceutical company, the shares of which are traded on the Toronto Stock Exchange.

Brian R. Mueller joined BioMarin in December 2002 and has served as BioMarin’s Vice President, Corporate Controller since March 2009. In March 2011, Mr. Mueller was appointed to serve as BioMarin’s Chief Accounting Officer. From July 2007 to March 2009, Mr. Mueller served as our Senior Director, Corporate Controller and from January 2006 until July 2007, Mr. Mueller served as our Director, Corporate Controller. Prior to joining BioMarin in 2002, Mr. Mueller worked for KPMG as a senior manager in the firm’s audit practice. Mr. Mueller joined KPMG in June 2002 after spending seven years with Arthur Andersen LLP in the firm’s audit and business advisory services practice. Mr. Mueller received a B.S. in Accountancy from Northern Illinois University in DeKalb, Illinois, and is a member of the American Institute of Certified Public Accountants.

Daniel Spiegelman joined BioMarin in May 2012 and currently serves as our Executive Vice President and Chief Financial Officer. From May 2009 until May 2012, Mr. Spiegelman served as a consultant to provide strategic financial management support to a portfolio of public and private life science companies. He is a member of the board of directors at several companies including Affymax, Inc. and Oncothyreon Inc. From 1998 to 2009, he served as Senior Vice President and Chief Financial Officer of CV Therapeutics where he was responsible for finance, accounting, investor relations, business development, and information systems. From 1991 to 1998, Mr. Spiegelman served in various roles at Genentech, Inc., most recently as Treasurer. He received a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Mark Wood joined BioMarin in May 2004 and currently serves as our Senior Vice President, Human Resources and Corporate Affairs. In March 2013, Mr. Wood announced that he would be resigning from BioMarin in June 2013 to return to consulting. From May 2004 to June 2006, Mr. Wood served as Senior Director, Human Resources. In June 2006, Mr. Wood was promoted to Vice President and was appointed to his current position in January 2012. From June 2002 to May 2004, Mr. Wood was the sole proprietor of a human resources consulting practice assisting clients in the areas of compensation, leadership development, organizational effectiveness and general human resources matters. From September 1999 to June 2002, Mr. Wood served as Vice President of Human Resources & Administration at AG Consulting, a global professional services firm that he joined in October 1998. Prior to joining AG Consulting, Mr. Wood was the manager of compensation and quantitative analysis at Genentech, Inc. from 1993 to 1998 and held a variety of human resources positions at Wells Fargo Bank from 1991 to 1993. Mr. Wood holds a Master’s degree in Industrial and Labor Relations from Cornell University, and a Bachelor’s degree in Psychology and Management from the State University of New York at Buffalo.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This section discusses the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our Named Executive Officers (whom we refer to in this discussion as our NEOs) and places in perspective the data presented in the tables and other quantitative information that follows this section.

Our compensation program is designed to attract and retain highly qualified individuals and to reward superior performance. We strive to provide our NEOs with competitive annual cash compensation in the form of salary and bonus, but believe that a majority of our NEO compensation should be earned through long term, equity based incentives. In designing and implementing our compensation program, the Compensation Committee reviews the compensation practices of a group of peer companies determined by the Compensation Committee annually and seeks the recommendations of an independent compensation consultant. In total, the Compensation Committee believes that the compensation structure is effective in securing the talent necessary to maximize the long- term stockholder value.

Compensation Objectives and Philosophy

We believe that being able to attract and retain superior employees at all levels of the organization is a key to the success of our business and creating long-term stockholder value, and it therefore is a primary goal of our compensation program. We recognize that highly qualified executives and other skilled professionals have many career opportunities and that their choices to pursue careers with us may rest in part upon the compensation we offer. Accordingly, our compensation philosophy is to provide competitive overall compensation that attracts and retains top performers. To achieve these goals, our compensation program is structured to:

•	provide total compensation and compensation elements that are competitive with those companies that are competing for available employees;

•

provide a mix of compensation that offers (i) a meaningful base compensation, with a potential to earn a cash bonus based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation; and

•	reward exceptional performance by individual employees.

The market for talented individuals in the biotechnology industry is very competitive nationally and particularly in the San Francisco Bay Area. While we consider peer groups, as discussed below, and receive advice from an independent compensation consultant, no single factor is determinative in setting compensation structure or allocating among elements of compensation. To ensure that we are appropriately compensating our employees and that we have appropriate human resources to execute on our business plans, our Compensation Committee and our Board consider a wide variety of information and use their judgment in making compensation decisions. In order to ensure that our compensation is competitive, our Compensation Committee has adopted the following overall goals for the compensation elements:

•	Base salary targeted at the 50th percentile of the peer group;

•	Total cash (base plus bonus) targeted at the 50th to 75th percentile of the peer group;

•	Long term incentive compensation, principally equity compensation targeted at the 75th percentile of the peer group; and

•	Total compensation targeted at the 75th percentile of the peer group.

The goals represent the target expectations for the employee population as a whole and the NEOs as a group. Individuals may be paid above or below these levels based on their experience, performance, position requirements and/or expected future contribution to the business.

Because the cash compensation components are largely driven by competitive market conditions, we do not expect that there will be a meaningful correlation between NEO cash compensation and the performance of our share price. This is highlighted in the graph below. To ensure that there is a strong alignment between NEO compensation and the performance of the Company as a whole and the creation of stockholder value in particular, the Compensation Committee believes that it is appropriate to emphasize long-term equity compensation in the total compensation package for our NEOs.

At our annual meeting of stockholders on May 8, 2012, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers, with over 83% of stockholder votes cast in favor of our say-on-pay resolution. As a result of this strong support from our stockholders, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation. The Compensation Committee will continue to consider stockholder concerns and feedback in the future.

The following compensation governance practices support and regulate our compensation program:

•

The Compensation Committee is composed solely of Independent Directors, and the Committee directly retains a compensation consultant it has determined to be objective and free of conflicts of interest.

•	Our Board of Directors elected to hold an annual advisory say-on-pay vote, and the Compensation Committee considers the outcome of the advisory vote in making compensation decisions.

•	In 2010, BioMarin adopted stock ownership guidelines for our executives in order to preserve the linkage between the interests of executives and those of stockholders.

•

Our NEOs are prohibited from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in BioMarin stock or engaging in excessive margin activities.

•

BioMarin’s executive compensation policies are structured to discourage inappropriate risk-taking by our executives. The Compensation Risks located after this Compensation Discussion and Analysis describes the Compensation Committee’s assessment that the risks arising from our company-wide compensation programs are reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on BioMarin.

Our Compensation Committee

Our Compensation Committee is composed entirely of Independent Directors, within the meaning of NASDAQ Listing Rule 5605(a)(2). Our Compensation Committee is responsible for setting our general compensation policy, plans, and programs. The duties of the Compensation Committee include:

•	recommending to the full Board the compensation of the Chief Executive Officer and Independent Directors;

•	setting the compensation, both the specific elements (i.e., salary, bonus and equity awards) and the specific amount, of the compensation of other executive officers;

•	approving the peer group for executive and director compensation benchmarking;

•	approving the goals and performance requirements, thresholds and maximum funding for our annual bonus program;

•	administering our Amended and Restated 2006 Share Incentive Plan, our 2012 Inducement Plan and our other equity compensation plans

•	administering our Non-Qualified Deferred Compensation Plan;

•	setting the compensation policy for the other employees; and

•	consulting with outside experts in the review and analysis of executive and director compensation.

These responsibilities are detailed in the charter of the Compensation Committee. The full text of the Compensation Committee Charter, as amended in March 2013, can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. The composition of the Compensation Committee is determined by our Board, after a recommendation by the CGN Committee.

Compensation Process

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The compensation for our Chief Executive Officer, Mr. Bienaimé (whom we may also refer to in this discussion as the CEO), is approved by our Board, after the Compensation Committee provides its analysis and recommendation. The Compensation Committee has direct responsibility for establishing the compensation for the direct reports to the CEO, including all of our executive officers. To assist the Compensation Committee, the CEO and the Senior Vice President, Human Resources make recommendations to the Compensation Committee as to specific elements (i.e., salary, bonus and equity awards) of compensation. Management, under the guidelines and policies established by the Compensation Committee, makes decisions on all aspects of compensation for non-executive officer employees.

Mr. Bienaimé, our CEO, Mr. Davis, our Senior Vice President, General Counsel and Secretary, and Mr. Wood, our Senior Vice President, Human Resources, in addition to the Compensation Committee’s independent advisor, regularly attend portions of the Compensation Committee meetings for the purpose of providing analysis, information and management’s recommendations on various human resources and compensation matters. The members of management generally do not participate in the executive sessions of the Compensation Committee unless invited by the Compensation Committee to provide specific information during closed session. No individual member of management is present for votes related to such individual’s compensation.

Throughout 2012 and continuing through the date of this Proxy Statement, the Compensation Committee engaged Radford, an Aon Hewitt Company (“Radford”), as an independent advisor to the Compensation Committee. Radford conducted analysis and provided advice on, among other things, the appropriate peer group, executive compensation for the CEO and other executive officers, equity compensation, and compensation trends in the biotechnology industry. Radford reports directly to the Compensation Committee, which retains sole authority to direct the work and employ Radford. As part of its analysis, Radford collects and analyzes compensation information from a comparative group of biotechnology companies, or peer group, approved by the Compensation Committee. The Compensation Committee evaluates the criteria used in establishing the peer group at least annually to ensure that it appropriately represents the companies competing with us to attract and retain talent. The Compensation Committee seeks input from management in addition to the Compensation Committee’s independent advisor to ensure the peer group is consistent with our current business model. In order to ensure independence and candid communication, the Compensation Committee regularly meets with its independent advisors in executive session without management present.

The list of companies in the peer group is approved based on various factors including size, market capitalization, stage of development, product revenue and product focus. Our criteria used to select the peer group we used in 2012 included:

•	commercial biotech/specialty pharmaceutical companies with revenue of $100 million to $2 billion;

•	market capitalization generally up to $12 billion; and

•	located predominantly in major biotechnology centers in the United States.

The Compensation Committee sets the ranges for the inclusion criteria to ensure that it will capture a broad set of companies. The Compensation Committee believes that this provides the best long-term trend data and minimizes year-to-year changes caused by excessive numbers of companies being added or removed due to acquisitions or product successes or failures or other major corporate events at member companies. In addition to the analysis of the compensation data from the peer group, the Compensation Committee also reviews the compensation packages of Celgene Corporation, Cephalon, Exelixis, Inc. and Shire PLC, as we regularly compete with these companies, particularly for senior positions. The following table presents the peer group used in 2012, which was based on the above criteria, as compared to the peer group used in 2011, including the reasons for the changes.

2011 Peer Group	2012 Peer Group	Reason For Change/Notes
Alexion Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.

Alkermes, Inc.	Alkermes, Inc.

Amylin Pharmaceuticals, Inc.	Amylin Pharmaceuticals, Inc.

Auxilium Pharmaceuticals		No longer met revenue criteria

Cubist Pharmaceuticals Inc.	Cubist Pharmaceuticals Inc.

Dendreon Corporation	Dendreon Corporation

Endo Health Solutions Inc.	Endo Health Solutions Inc.

Human Genome Sciences	Human Genome Sciences

Intermune, Inc.	Intermune, Inc.

	Jazz Pharmaceuticals plc	Ensure sufficient weighting of San Francisco Bay Area companies

Medicis Pharmaceutical Corporation	Medicis Pharmaceutical Corporation

Nektar Therapeutics		No longer met revenue criteria

Onyx Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.

Regeneron Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.

Talecris BioTherapeutics		No longer met revenue criteria

United Therapeutics Corporation	United Therapeutics Corporation

Valeant Pharmaceuticals International, Inc.	Valeant Pharmaceuticals International, Inc.

Vertex Pharmaceuticals, Inc.	Vertex Pharmaceuticals, Inc.

ViroPharma Incorporated	ViroPharma Incorporated

In March 2013, the Compensation Committee met to consider the peer group to be used for compensation decisions in 2013. The criteria used to select the peer group we will use in 2013 included:

•	commercial biotech/specialty pharmaceutical companies with revenue of $100 million to $2.0 billion (no change);

•	market capitalization generally of $2.0 billion to $20 billion; and

•	located predominantly in major biotechnology centers in the United States (no change).

The market capitalization criteria were modified due to the substantial increase in our market capitalization. The range chosen was to approximate 0.3 times to 3.0 times our current market capitalization. The following table presents the final peer group that will be used in 2013, which is based on the above criteria, as compared to the peer group used in 2012, including the reasons for the changes.

2012 Peer Group	2013 Peer Group	Reason For Change/Notes
Alexion Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.

Alkermes, Inc.	Alkermes, Inc.

Amylin Pharmaceuticals, Inc.		Acquired by another company

Cubist Pharmaceuticals Inc.	Cubist Pharmaceuticals Inc.

Dendreon Corporation		No longer met revenue/market capitalization criteria

Endo Health Solutions Inc.	Endo Health Solutions Inc.	Exceeds revenue criteria, but maintained due to competition for employees

Human Genome Sciences		Acquired by another company

	Incyte Corporation	Additional company that meets criteria

Intermune, Inc.		No longer met revenue/market capitalization criteria

Jazz Pharmaceuticals plc	Jazz Pharmaceuticals plc

Medicis Pharmaceutical Corporation		Acquired by another company

	Medivation, Inc.	Additional company that meets criteria

Onyx Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.

	Questcor Pharmaceuticals, Inc.	Additional company that meets criteria

Regeneron Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.

	Salix Pharmaceuticals	Additional company that meets criteria

	Seattle Genetics, Inc.	Additional company that meets criteria

United Therapeutics Corporation	United Therapeutics Corporation

Valeant Pharmaceuticals International, Inc.	Valeant Pharmaceuticals International, Inc.	Exceeds revenue criteria, but maintained due to competition for employees

Vertex Pharmaceuticals, Inc.	Vertex Pharmaceuticals, Inc.

ViroPharma Incorporated	ViroPharma Incorporated	Below market capitalization criteria, but maintained due to competition for employees

	Pharmacyclics, Inc.	Additional company that meets criteria

Elements of Compensation Package

We generally provide three major categories of compensation: base salary, annual cash bonus, and equity compensation. We believe that the combination of these three elements allows us to attract and retain employees in the very competitive San Francisco Bay Area and national market and to balance the motivation of all of our employees to execute on immediate goals and to remain conscious of our strategic imperatives and long-term goals.

The allocation of the individual components of compensation is based on a number of factors, including competitive market conditions and classes of employees. Generally, the percentage of compensation at risk, either in the form of cash bonus or equity compensation, is higher for more senior employees than for those with more limited responsibility. Our executive officers have the highest percentage of their total compensation at risk and the highest percentage of total compensation allocated to equity compensation. We believe that this is appropriate as the more senior employees have more influence on whether or not we achieve our strategic imperatives and long-term goals.

The bonus program provides an annual cash bonus, which is based on achievement of corporate goals and individual performance. The details of this program are discussed below.

Generally, we grant substantially all employees equity compensation in the form of stock options. Our option grant practice is described below. Historically, members of our Board and senior management receive a portion of their equity compensation in the form of restricted stock units. In the future we expect that substantially all U.S. employees will receive a portion of their equity compensation in the form of restricted stock units. We believe this is appropriate because it will have the effect of limiting the total number of shares issued in our equity compensation program and will minimize stockholder dilution. As we continue to mature as a company and to control the total amount of dilution from our equity plans, we may continue to adjust the allocation of options and restricted stock units and grant restricted stock units in lieu of options to a larger portion of our employees.

Additionally, we provide a comprehensive benefits package, including health insurance, dental insurance, life insurance, disability insurance, a 401(k) matching program, and an employee stock purchase plan, which is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). These benefits are generally available to all employees on an equal basis, including our NEOs. The

401(k) matching program matches 100% of an employee’s contribution up to the lesser of 2% of his or her annual salary or $4,000 per year.

Compensation Adjustments

We generally review our compensation practices on an annual basis over the course of several meetings of the Compensation Committee and the Board. The first step in the process is that the Compensation Committee, with the support of its independent compensation consultant and management, reviews trends in biotechnology compensation practices and reviews and approves the list of peer companies used in the later stages of the process.

Thereafter, management presents the Compensation Committee with recommendations regarding proposed adjustments to compensation elements and a variety of supporting data, including comparative compensation information from the approved peer group. This is presented individually for executive officers, including the NEOs, and based on classes of position for all other employees. Management and the compensation consultant each include significant supporting data with the presentation. These recommendations are discussed with and without management present and are discussed with the independent compensation consultant. The Compensation Committee then determines what, if any, adjustments to the compensation elements are appropriate for employees other than the CEO.

The Compensation Committee also reviews the market information provided by the independent compensation consultant, considers the CEO’s performance and experience and makes recommendations for adjustments to the CEO’s compensation. These discussions are conducted in executive sessions without involvement by management. The Compensation Committee then presents the recommendations for the CEO to the Board for consideration and approval. The Board must approve each of the CEO’s individual compensation elements. In reviewing our 2012 performance and its impact on salary increases, the Compensation Committee considered our financial performance and efforts in advancing our development programs, particularly the successful Vimizim Phase 3 clinical trial. The Compensation Committee also noted that increases in the peer group companies continue to be relatively modest as compared to prior years, in large part due to continued challenges affecting the broad economy. Prior to setting Mr. Bienaimé’s salary increase which was approved in December 2012 and became effective in March 2013, the Compensation Committee engaged Radford to perform an independent review of Mr. Bienaimé’s compensation. In addition to the review, the Compensation Committee and the Board considered the success of the Vimizim Phase 3 trial, as well as our achievements in advancing, PEG-PAL, BMN-701 and BMN-673 and our continued revenue growth and determined an increase in base salary of 6% was appropriate to ensure that Mr. Bienaimé’s salary remains competitive against the peer group.

In addition, each NEO is also individually evaluated. Because of our budget constraints as we continue to aggressively invest our cash flow from operations into our development programs, and considering the competitive market, the Compensation Committee approved the following increases to the base salaries of our other NEOs, each of which became effective in March 2013:

NEO	Base Salary Increase
Mr. Spiegelman	5%
Dr. Fuchs	6%
Dr. Baffi	5%
Mr. Ajer	6%

Cash Bonus

We maintain a company-wide annual cash bonus program. The bonus program is generally based on corporate performance, with adjustments made within a range for individual performance. The corporate performance determines the size of the entire bonus pool and the individual performance determines the actual payout to each employee. Historically, the Compensation Committee has determined that the senior executives’ performance as a team effort, rather than individually, is the most important factor in achieving long term corporate success, and accordingly has not differentiated the cash bonus based on individual performance for this group. The bonus is paid in the first quarter of each year, based on the employee’s performance in the prior year.

The bonus program, including corporate goals and target payouts by level, is generally reviewed and approved by the full Board in December at the time the Board considers the budget for the following year. The goals are prepared in an interactive process in which the Compensation Committee works with the CEO and other members of management to develop corporate performance goals that are set at levels that the Compensation Committee believes management can reasonably achieve if we, as a whole, execute on our business plan. The corporate goals are designed to reward specific activities that the Board and Compensation Committee believe will enhance long-term stockholder value by providing a foundation that will enable us to realize our long-term strategic plan. In setting these goals, the Compensation Committee seeks to provide appropriate annual incentives to operational goals that directly support our longer-term goals of commercialization of new products and our long-term profitability. We feel that this type of structure motivates executives to challenge their teams to not only meet but exceed goals that ultimately add value to our stockholders. However, because many of the goals, particularly the development goals, are tied to activities intended to enhance long-term value, the achievement of any particular goal may not have a meaningful impact on our valuation during the bonus year.

The bonus pool is determined by two main categories of performance, performance against financial goals and performance of our development programs. We determine the allocation of the target bonus between financial goals and development goals recognizing that current and future stockholder value is dependent on the success of each element of our business, but that over the one year performance period of the bonus program, one aspect may be more important than the other. For 2012, in recognition of the importance of our clinical programs and particularly the Vimizim trial, we divided the bonus 40% to financial goals and 60% to development goals.

With respect to financial goals, if the goal (i.e. net sales goal) is achieved, the payout is based on a sliding scale. For example, if we achieve 75% of a financial goal, 75% of the amount attributable to that goal will be funded. The amount funded increases proportionally up to a maximum of 200% of the amount associated with the goal, upon reaching 200% of target. The Board has also set a minimum achievement of 75% of the financial goal in order to fund any bonus amount for the financial performance goal.

With respect to development goals (i.e. goals related to clinical and preclinical programs), the Board determines broad program expectations for our primary programs in December of the prior year and indicative bonus weighting for each program. The broad goals may include, by way of example, timing of initiation or completion of clinical trials, achieving specific enrollment goals, completing filings or other milestones with the United States Food and Drug Administration (the “FDA”) or similar regulatory agencies, achieving manufacturing targets, completing research programs, and similar events. We have not disclosed the specific program expectations as they are based on various strategic elements, each of which is confidential and the Compensation Committee has determined that disclosure of the goals could result in competitive harm to us. At the time the development goals are set, the Compensation Committee establishes the target levels for each of the goals to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance. To provide context for the expected degree of difficulty in achieving these undisclosed development goals, we note that for 2009, 2010 and 2011, the undisclosed development goals were achieved at 108%, 110% and 99% of target levels.

Periodically during the year, the Compensation Committee reviews our development progress and assesses the effectiveness of the development efforts. In December or January, the Compensation Committee reviews our development programs and determines a bonus payout attributable to that aspect of our business. In making the determination, the Compensation Committee assesses each program individually and the total impact on the Company. Among the factors that the Compensation Committee considers are: the effectiveness of our efforts in advancing the development of a program and our portfolio as a whole, our effectiveness in adapting to new data generated or other changes to the assumptions implementing the original development plan, and the overall value created by the development efforts. Based on this assessment, the Compensation Committee determines a percentage payout attributable to our development efforts. The performance rating can be up to 150% of target. However, similar to the financial goals, if the Compensation Committee determines that the development performance does not meet a minimum level of 75% in the aggregate, no bonus associated with the development programs will be paid. Notwithstanding the calculated bonus amount the Compensation Committee has the discretionary authority to modify payouts for any particular goal or bonus pool in total in any manner that it deems appropriate based on factors such as the actual impact of development efforts in enhancing long-term stockholder value. We believe that this process provides the greatest incentive to management and all employees to maximize the value of our development efforts and adapt to changing circumstance dictated by data generated, corporate development activities or other events. In the past, we have used firm goals established at the beginning of a year, but the Compensation Committee believes that this process does not appropriately recognize the fluid nature of drug development and can lead to unintended consequences. For example, if scientific findings suggest that it would be in the best interest of the Company to cancel a program, the goal related to that program may be removed and other program goals may be substituted.

The following table describes the bonus goals for 2012, our actual performance against those goals and the pool contribution associated with each of the goals. In two instances, the Compensation Committee elected to use its discretionary authority to adjust the pool contribution. First, with respect to Adjusted EBITDA, the Compensation Committee determined that, although the calculated pool contribution was 0%, it was appropriate to fund the pool at 12.35%, which was 2.65% below target. The Compensation Committee noted that the reduced Adjusted EBITDA was directly related to Board approved increased research and development spending supporting the Vimizim trial, including increased monitoring, site activation and costs associated with the decision to over enroll the trial. In light of the benefit of that investment contributing to the successful Phase 3 trial for Vimizim, the Compensation Committee determined that a near goal payout was appropriate. It applied a 2.65% discount against the goal because of the failure of management to properly anticipate the expenses in the 2012 budget. Second, the Compensation Committee increased the pool contribution related to the BMN-701 program from the calculated minimum of 7.5% to the target of 10% because the target goal was actually achieved in early 2013, only a few weeks after the deadline in the bonus program and in recognition that such delay had no substantial impact on the value created for the program.

2012 Bonus Goals			2012 Results
	Weight	Target (Millions)	Actual Result (Millions)	Percent Attainment	Pool Contribution
Financial Goals
Adjusted EBITDA(1)	15%	$18.8	$(11.4)	0%	12.35%
Net Sales(2)	25%	$392.1	$414.3	105.7%	26.4%
Development Goals
	Weight			Percent Attainment	Pool Contribution
BMN-110-Vimizim for Morquio	25%			150%	37.5%
BMN 701 IGF2- GAA for Pompe	10%			75%	10%
BMN-165 PEG-PAL for PKU	7.5%			100%	7.5%
BMN-673 PARPi for Oncology	7.5%			150%	11.25%
BMN-111 for Achondroplasia	5%			150%	7.5%
Kuvan PKU-016	5%			150%	7.5%

			Total Pool Funding:		120%

(1)	A reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA is as follows:

	NOTES		Year Ended December 31, 2012 ($ in millions)
2012 GAAP Net Loss			$(114.3)
Interest expense, net			5.1
Income tax expense (benefit)			(3.9)
Depreciation			27.6
Amortization			17.3

2012 EBITDA (Loss)			(68.2)
Stock-based compensation			48.0
Contingent consideration	(A	)	8.8

2012 Non-GAAP Adjusted EBITDA (Loss)			$(11.4)

(A)	Represents the changes in the fair value of contingent acquisition consideration payable for the period. The change in the current quarter reflects changes in estimated probabilities and timing of achieving certain developmental milestones.
(2)	Excludes Aldurazyme sales/royalties and all other royalties, collaborative revenues, etc.

As noted in the table above, our 2012 performance resulted in a bonus pool of 120% of the target bonus pool. As a comparison, in 2011 and 2010, our performance against our goals resulted in payouts in February 2012 and February 2011 of 95% and 96%, respectively, of the target bonus pool.

The 2012 target bonus for each NEO expressed as a percentage of base salary is determined by the employee’s position. The target bonus amounts for the NEOs for 2012 bonuses (which were paid in March 2013) were: Mr. Bienaimé, 100% of base salary; Mr. Spiegelman 45% of base salary; Dr. Fuchs 50% of base salary; Dr. Baffi 50% of base salary and Mr. Ajer, 40% of base salary. Mr. Bienaimé’s target bonus is at the higher end of the 2012 Peer Group. The Board determined that this higher target is appropriate given Mr. Bienaimé’s extensive experience as the Chief Executive Officer of several biotechnology companies, his demonstrated success in creating stockholder value and advancing our development as a company, and our target of establishing total compensation at the 75th percentile of the market. This structure also supports a commitment to reward the CEO more in the form of performance incentives over fixed salary. Consistent with prior years, and in recognition of the philosophy of the Compensation Committee and the CEO that our performance is determined in large part by the performance of the executive management acting collaboratively as a team, in March 2013, the Compensation Committee chose not to differentiate performance and approved a 2012 bonus for each executive equal to the executive’s target bonus amounts expressed as a percentage of base salary multiplied by the 120% company-wide funding level. The specific amount paid to each NEO for 2012 is listed in the Summary Compensation Table below.

In 2012, the Compensation Committee evaluated the bonus targets for our NEOs. Based on the review, the Committee determined to increase the target bonus for Mr. Spiegelman by 5% of base salary. The Compensation Committee believes that the bonus differentiation between the NEOs continues to be appropriate noting that the increase to Mr. Spiegelman’s bonus was appropriate to achieve consistency with peer practices. No adjustment was made to any other NEO’s target bonus. The adjustment will apply to the 2013 bonus, which is payable in early 2014.

In addition to the cash bonus program discussed above, on November 26, 2012, the Compensation Committee approved additional cash bonuses of $50,000 for Dr. Baffi and $100,000 for Dr. Fuchs. The Compensation Committee awarded Dr. Baffi and Dr. Fuchs these additional bonuses to reward them for their extraordinary efforts in connection with the Company’s pivotal Phase 3 study of Vimizim, the success of which directly contributed to increased stockholder value. These additional cash bonuses for Dr. Baffi and Dr. Fuchs were paid in December 2012.

Equity Compensation

We grant stock options to virtually all newly hired employees. Additionally, we currently make annual stock option grants to almost all employees, with the only general exception being employees who are performing below expectations or who have not been employed by the Company for six months prior to the annual grant date. New hire grants for non-executives are approved by the CEO, subject to guidelines approved by the Compensation Committee. The guidelines are based primarily on competitive option grant practices in the market where we compete for employees. All other grants are approved by the Compensation Committee or the full Board.

The timing of the annual grant is the date of the annual meeting of stockholders. The Board elected to implement this process so that the options are granted on a predictable day each year and at a time that will tend to minimize the amount of material non-public information in the possession of the Board or the executive officers.

In order to manage total share dilution and to better align the interests of our executives with our stockholders, a portion of the equity awards granted to senior employees are made in the form of restricted stock units. Recently, approximately 40-50% of the total value of the equity awards granted to our senior employees has been made in restricted stock units. We expect that we will continue to apply this ratio, at least for the near future to maintain a focus on both near-term and long-term stockholder performance through both stock options that reward appreciation and shares that reinforce our retention objectives for senior management. We also believe this approach assists with balancing appropriate risk taking by our senior leadership.

The equity compensation granted to each employee, including the NEOs, in May 2012 was determined based upon a number of factors. The Compensation Committee gave particular consideration to our performance, and also considered equity grants of the 2012 Peer Group based on a Black-Scholes valuation. For a discussion of assumptions used in calculating the Black-Scholes valuation see Note 14 to our financial statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. In determining the allocation of options and restricted stock units, the Compensation Committee considered a variety of factors, including the effect on the total number of shares to be issued under our equity plan, peer group practices and the comparative value of options and restricted stock units. Overall, the Compensation Committee sought to grant equity compensation at the 75th percentile of the 2012 Peer Group. This is consistent with the Compensation Committee’s overall goal of targeting total compensation at the 75th percentile. For the NEOs other than Mr. Bienaimé, the considerations in differentiating grants among the NEOs were principally level of responsibility and experience. The Committee also looked at historic grants, retention value, individual contribution and expected future contribution. For Mr. Bienaimé, the principal considerations were the practices of companies in the 2012 Peer Group and our performance against the 2012 Peer Group and the unvested retention value of his current holdings.

In May and September 2012, in connection with their appointment to their current positions, the Compensation Committee approved a special grant of restricted stock of 100,000 performance-based RSUs to Mr. Spiegelman and 40,000 performance-based RSUs to Mr. Ajer, respectively, where the vesting of shares is not based solely on continued employment, but is also conditioned on our achievement of a specific performance goal. These grants are identical to the restricted stock grants made to the other NEOs in June 2011 as further described below.

These special restricted stock performance grants resulted from the Compensation Committee’s 2011 review of the equity position of our executives, including the NEOs’ equity position. From this review, the Committee noted that the executives had substantial vested, in-the-money options and therefore the retention value of those awards may be limited. The Committee also considered the very substantial efforts that will be required by the management team to complete the Vimizim development program over the next several years, and if such program is successful, the efforts to launch the product. The Committee noted concern that the unvested equity awards may not provide sufficient long-term incentives to ensure that the management team remains with us through these exceptionally important activities. Since the continuity of our executive team is crucial to the success of the multiple critical product development programs underway, particularly the Vimizim program, the Compensation Committee determined that a one-time, extraordinary, performance-based, equity award was essential to retaining key executives. Accordingly, the Compensation Committee elected to implement a special equity grant of restricted stock to the senior management team where the vesting of the shares is not based solely on continued employment, but is also conditioned on our achievement of specific performance goals. In order to create an immediate incentive to retain the services of these key executives through early 2016, the Compensation Committee awarded a significant number of shares of restricted stock in 2011 tied to performance achievement and continued employment with us. The NEOs were granted a specific target number of restricted stock units. The Compensation Committee believes that the awards, although larger than and in addition to the typical annual grants, appropriately compensate executives for specific value creating events due to the performance vesting terms. Upon the appointment of Mr. Spiegelman and Mr. Ajer to their current senior executive positions, the Compensation Committee felt that it was appropriate to grant them similar restricted stock awards as a retention award.

The vesting provisions of the restricted stock awards granted to Mr. Ajer and Mr. Spiegelman are identical to the vesting provisions contained in the restricted stock awards granted to the other NEOs in June 2011. Of the target amount, 35% of the units will vest if Vimizim is approved by the FDA or European Medicines Agency (the “EMA”) on or before December 31, 2015, 25% of the units will vest if any other product is approved by the FDA or EMA on or before December 31, 2015, and 40% of the units will vest if the Company’s revenue for the year ending December 31, 2015 equals or exceeds $775 million. Additionally, the target amount will vest upon a change in control of the Company. Once the target shares vest, the actual number of shares the Company will issue will be adjusted based on the percentile ranking of the Company’s common stock, as adjusted for dividends and share adjustments, as compared to the common stock of each of the component companies of the NASDAQ Biotechnology Index, as constituted in May 2011. If the Company is in the 60th percentile, 100% of the vested target shares will issue. The number of shares issued will be reduced by 1% for each percentile below the 60th, down to a minimum of 75% of the vested target shares, and increased by 1% for each percentile rank above the 60th, up to a maximum of 125% of the vested target shares. By way of example, if Vimizim is approved, and the Company achieves greater than $775 million in revenue for the year ending December 31, 2015, then 100,000 of Mr. Spiegelman’s target shares will vest. If the Company’s share performance is in the 75th percentile of the Biotechnology Index, as constituted in June 2011, then 115% of the vested target shares, or 115,000 shares, will be issued to Mr. Spiegelman on March 1, 2016.

We have reviewed our historical option grant practices to consider if the options were properly dated. Based on such review, we believe that all options were issued on the date approved by the Board or a properly authorized committee and that the exercise price for each option issued since the date of our initial public offering was the closing price of our common stock on the date of issuance, unless the option grant specifically approved a different price in accordance with the terms of the applicable option plan pursuant to which such option was granted.

Perquisites

We provide our NEOs, along with other officers, a limited number of perquisites. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

We provide the following perquisites to our NEOs:

•

Reimbursement for Financial and Tax Planning and Preparation Services. We reimburse our executive officers, including our NEOs, for personal financial planning and tax preparation. The benefit is limited to $5,000 annually for our CEO, $3,500 annually for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents who report directly to our CEO and $2,500 annually for all other Vice Presidents, and is taxable to the executive. The perquisite is intended to encourage and assist our executives to engage knowledgeable experts to assist with financial and tax planning.

•

Life Insurance. In accordance with the terms of our employment agreement with Mr. Bienaimé dated May 11, 2005 and amended and restated on January 1, 2009, in addition to the life insurance generally provided to all employees, we provide Mr. Bienaimé with a fully paid, whole life insurance policy with a stated death benefit of $500,000 and a term life insurance policy with a death benefit of $1,000,000.

Nonqualified Deferred Compensation

Our NEOs, other members of management, other highly compensated employees and members of the Board are eligible to enroll in our Nonqualified Deferred Compensation Plan under which participants may elect to defer all or a portion of their salary, annual cash bonus and restricted stock awards otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. This plan was implemented in 2006 as a financial planning tool for senior employees and allows them to save for retirement in a tax-effective way at minimal cost to us. The Board amended and restated the Nonqualified Deferred Compensation Plan on January 1, 2009 in order to comply with Section 409A of the Code (“Section 409A”), and related Treasury Regulations. See the Nonqualified Deferred Compensation table below for detailed information regarding the account balances for each NEO.

Post-Employment Obligations

We have employment agreements with most of our executive officers that include severance provisions. Under the terms of the employment agreements, for each NEO with an employment agreement other than Mr. Bienaimé, upon an involuntary termination by us without cause, or a termination by the executive under specific circumstances, such as a relocation more than 50 miles from their previous job location, a substantial reduction in the officer’s duties, status or reporting structure or a decrease in the officer’s base salary, the employment agreements provide for a cash severance payment equal to 100% of his or her annual base salary and target bonus. With respect to Mr. Bienaimé, except for a termination for cause, he is entitled to a cash severance payment equal to 200% of his base salary and continuation of medical insurance benefits for 30 months and depending on the nature of his termination acceleration of all unvested equity awards, and certain other benefits continuation and certain gross up payments to cover certain tax liabilities related to the severance payments.

In addition, pursuant to our Severance Plan, as amended and restated in March 2009 (the “Severance Plan”), immediately upon a change in control of the Company, all unvested options and restricted stock with time-based vesting held by each of the NEOs, other than Mr. Bienaimé, will immediately vest. The accelerated vesting occurs upon a change in control, whether or not the employee is terminated. In connection with the restricted stock units granted to the NEOs in June 2011 and May and September 2012 that have performance-based vesting, if a change in control occurs before December 31, 2015, any of the above performance conditions that have not been met as of the change in control date will be deemed met and the shares will vest on the earlier of March 1, 2016 or the date the employee is terminated following the change in control.

We believe that these provisions enhance retention in the face of the disruptive impact of a pending change in control of us. In addition, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment.

No benefits will be paid to Mr. Bienaimé under his employment agreement if the termination is for cause, for a voluntary resignation (other than as set forth above), or retirement. No benefits will be paid to the other executive officers under the employment agreements if the termination is for cause, for a voluntary resignation (other than as set forth above), retirement or due to death.

Please see Potential Payments Upon Termination or Change in Control below for a more detailed discussion of the severance and change in control provisions in our NEOs’ employment contracts.

Accounting and Tax Considerations.

Nonqualified Deferred Compensation—On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A of the Code that changed the tax rules applicable to nonqualified deferred compensation arrangements. While the final Treasury Regulations under Section 409A did not become effective until January 1, 2009, we believe we have operated in good faith compliance with the provisions of Section 409A that became effective on January 1, 2005. A more detailed discussion of our nonqualified deferred compensation arrangements is provided under the heading Nonqualified Deferred Compensation below.

Accounting for Stock-Based Compensation—Beginning on January 1, 2006, we adopted the provisions of SFAS 123(R), now referred to as FASB ASC Topic 718, which require us to estimate and record an expense for each equity award over the vesting period of the award and estimate prospective forfeitures. Generally, the Compensation Committee does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation; however, it has considered and approved and may in the future consider the grant of alternative equity incentives to our NEOs in lieu of stock option grants in light of the accounting impact of FASB ASC Topic 718 with respect to stock option grants and other considerations.

Section 162(m)—Section 162(m) of the Code limits our deduction for federal income tax purposes to not more than $1,000,000 of compensation paid to certain executive officers in a calendar year. Compensation above $1,000,000 may be deducted if it is “performance-based compensation.” The Board and the Compensation Committee regularly consider the impact of Section 162(m) of the Code, regarding the deductibility of compensation to certain executive officers in excess of $1,000,000 but have not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our goals, the Compensation Committee has not adopted a policy that allows all executive compensation to be deductible. To date, exclusive of stock option exercises, there have been limited amounts of executive compensation, including salary, bonus and grants of restricted stock units, that have exceeded this amount. The Compensation Committee and the Board will continue to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and may, in the future, consider qualifying our equity compensation plans and/or bonus plans so that compensation payable under those arrangements is fully deductible under Section 162(m). In furtherance of this, the proposed amendment to the 2006 Share Incentive Plan is intended to allow the Compensation Committee discretion to grant stock options to employees that will be intended to be eligible for exclusion from the Section 162(m) limit.

Director and Officer Stock Ownership Guidelines

In order to preserve the linkage between the interests of executives and those of stockholders, the Compensation Committee and the Board established stock ownership guidelines for our executives. Please see Director and Officer Stock Ownership Guidelines above for a more detailed discussion of our stock ownership guidelines.

Summary Compensation Table

The following table discloses compensation paid by us during 2012 to: (i) Jean-Jacques Bienaimé, our Chief Executive Officer; (ii) Daniel Spiegelman, our current Chief Financial Officer; and (iii) Henry J. Fuchs, M.D., Robert A. Baffi, Ph.D. and Jeff Ajer, the three most highly-compensated officers other than the Chief Executive Officer and Chief Financial Officer who were serving as officers at the end of fiscal year 2012 and whose salary and bonus exceeded $100,000. In addition, we have included in the table below compensation paid by us during 2012 to Stephen Aselage, our former Chief Commercial Officer, who would have been one of the three most highly-compensated officers for 2012, and Jeffrey H. Cooper, our former Chief Financial Officer. Mr. Aselage resigned from the Company in October 2012 and Mr. Cooper served as our Chief Financial Officer until May 25, 2012, but continued with the Company in an advisory role to assist in the transition of his responsibilities until December 2012. These individuals are referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total
Jean-Jacques Bienaimé	2012	$821,052	—		$2,097,760	$2,353,400	$994,367	$22,503	(5)	$6,289,082
Chief Executive Officer	2011	781,953	—		13,997,640	3,628,880	749,721	22,703	(5)	19,180,897
	2010	746,041	—		774,360	3,144,400	721,536	21,203	(5)	5,407,540
Jeff Ajer	2012	332,613	—		1,925,192	218,530	175,200	6,010		2,657,545
Senior Vice President, Chief Commercial Officer	2011	302,911	—		79,836	327,297	95,756	5,994		811,794
	2010	289,612	—		86,040	336,900	92,597	4,139		809,288
Stephen J. Aselage(6)	2012	366,128	—		599,360	672,400	—	607,537	(7)	2,245,425
Former EVP, Chief Commercial Officer	2011	382,288	—		3,525,900	1,036,800	164,939	4,500		5,114.427
	2010	364,731	—		240,912	943,320	158,738	4,985		1,712,686
Robert A. Baffi, Ph.D.	2012	366,087	$50,000	(8)	599,360	672,400	221,682	4,674		1,914,203
Executive Vice President, Technical Operations	2011	348,046	—		3,525,900	1,036,800	133,713	4,000		5,048,459
	2010	329,210	—		230,157	898,400	127,472	5,419		1,590,658
Jeffrey H. Cooper(9)	2012	303,743	—		—	—	—	532,443	(10)	836,186
Former SVP, Chief Financial Officer	2011	374,919	—		1,503,075	777,600	125,813	6,345		2,787,752
	2010	357,700	—		180,684	707,490	121,083	6,034		1,372,991
Henry J. Fuchs, M.D.	2012	466,400	100,000	(11)	899,040	1,008,600	282,920	5,190		2,762,150
Executive Vice President & Chief Medical Officer	2011	440,768	—		4,231,080	1,088,640	169,040	4,940		5,934,468
	2010	421,032	—		236,610	920,860	162,685	4,900		1,746,087
Daniel Spiegelman(12)	2012	$250,462	$350,000	(13)	$5,889,980	$2,186,250	$237,600	$4,000		$8,918,292
Executive Vice President, Chief Financial Officer	2011	—	—		—	—	—	—		—
	2010	—	—		—	—	—	—		—

(1)	The amounts in this column include the grant date fair value of a special equity grant of restricted stock of $1,730,000 and $4,601,000 granted to Messrs. Ajer and Spiegelman, respectively. For more information on these special performance-based equity grants, see Compensation Discussion and Analysis and Footnote 2 to the Grants of Plan-Based Awards Table. The amounts in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For the performance-based RSUs, fair value was computed in accordance with FASB ASC Topic 718 based upon the assumption that the targeted restricted stock units will vest. For assumptions used in determining these values, see Note 14 to the consolidated financial statements contained in the Company’s Annual Report Form 10-K for the year ended December 31, 2012.
(2)	The amounts in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see Note 14 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.
(3)	Amounts noted for 2012 represent amounts earned by the Named Executive Officers during 2012, but paid in 2013. Amounts noted for 2011 represent amounts earned by the Named Executive Officers during 2011, but paid in 2012. Amounts noted for 2010 represent amounts earned by the Named Executive Officers during 2010, but paid in 2011.
(4)	These amounts represent the amounts paid for personal tax preparation/financial planning consultation and vested 401(k) matching for each Named Executive Officer.
(5)	Includes payments of life insurance premiums of $13,703, $13,703 and $13,943 and reimbursements of personal tax preparation/financial planning services of $4,800, $5,000 and $3,500 for 2012, 2011 and 2010, respectively.

(6)	Mr. Aselage resigned from the Company in October 2012.
(7)	Includes a severance payment of $601,888 paid to Mr. Aselage upon his resignation in October 2012.
(8)	Represents a one-time bonus awarded to Dr. Baffi in November 2012 for his extraordinary efforts in connection with the Company’s pivotal Phase 3 study of Vimizim. For more information on these special bonuses, see Compensation Discussion and Analysis.
(9)	Mr. Cooper resigned from his position as CFO in May 2012 and remained in an advisory role through December 20, 2012.
(10)	Includes severance payment of $526,143 paid to Mr. Cooper upon his resignation in December 2012.
(11)	Represents one-time bonus awarded to Dr. Fuchs in November 2012 for his extraordinary efforts in connection with the Company’s pivotal Phase 3 study of Vimizim. For more information on these special bonuses, see Compensation Discussion and Analysis.
(12)	Mr. Spiegelman joined the Company in May 2012, therefore, no amounts appear in the table for 2010 and 2011.
(13)	Includes a $350,000 sign-on bonus paid to Mr. Spiegelman in 2012. The sign-on bonus will be repayable by Mr. Spiegelman to the Company upon his “Resignation Without Good Reason or Employee’s Termination for Cause” (as such terms are defined in his employment agreement) prior to May 30, 2014.

Grants of Plan-Based Awards

The following table sets forth certain information for each plan-based award during fiscal year 2012 to each of the Named Executive Officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/ Share)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jean-Jacques Bienaimé	5/8/12	—	—	—	—	—	—	—	140,000	37.46	2,353,400
	5/8/12	—	—	—	—	—	—	56,000	—	—	2,097,760
	—	621,479	828,639	1,408,687	—	—	—	—	—	—	—

Jeff Ajer	9/5/12	—	—	—	—	40,000	50,000	—	—	—	1,730,400
	5/8/12	—	—	—	—	—	—	—	13,000	37.46	218,530
	5/8/12	—	—	—	—	—	—	5,200	—	—	194,792
	—	109,500	146,000	248,200	—	—	—	—	—	—	—

Stephen J. Aselage	5/8/12	—	—	—	—	—	—	—	40,000	37.46	672,400
	5/8/12	—	—	—	—	—	—	16,000	—	—	599,360
	—	150,470	200,627	341,066	—	—	—	—	—	—	—

Robert A. Baffi, Ph.D	5/8/12	—	—	—	—	—	—	—	40,000	37.46	672,400
	5/8/12	—	—	—	—	—	—	16,000	—	—	599,360
	—	138,551	184,735	314,050	—	—	—	—	—	—	—

Jeffrey H. Cooper	—	116,921	155,894	265,020	—	—	—	—	—	—	—

Henry J. Fuchs, M.D.	5/8/12	—	—	—	—	—	—	—	60,000	37.46	1,008,600
	5/8/12	—	—	—	—	—	—	24,000	—	—	899,040
	—	176,825	235,766	400,803	—	—	—	—	—	—	—

Daniel Spiegelman	5/29/12	—	—	—	—	100,000	125,000	—	—	—	4,601,000
	5/29/12	—	—	—	—	—	—	—	125,000	39.06	2,186,250
	5/29/12	—	—	—	—	—	—	33,000	—	—	1,288,980
	—	148,500	198,000	336,600	—	—	—	—	—	—	—

(1)	Amounts represent potential payments under our 2012 bonus plan, which was paid in 2013. For further discussion of our bonus program, please see the Compensation Discussion and Analysis and see the Summary Compensation Table for amounts actually paid under the 2012 bonus plan.

(2)	Reflects RSUs granted to Mr. Ajer and Mr. Spiegelman that provide for a base award of RSUs (“Base RSU”) that may be adjusted to 75% to 125% of the total Base RSUs depending on the performance of the Company’s stock (as discussed below). The vesting of the Base RSUs under this specific grant is contingent upon the achievement of multiple performance conditions, as follows:

Strategic Performance Goals	Percentage of Base RSUs to Vest Upon Achievement of Goal
Product Goals
Approval of Vimizim in the U.S. or European Union (“EU”) prior to December 31, 2015	35%
Approval of PEG-PAL or any other non-Vimizin product in the U.S. or EU prior to December 31, 2015	25%
Financial Goal
Total revenues of at least $775 million in fiscal 2015 or earlier fiscal year	40%

If a change in control of the Company occurs before December 31, 2015, any of the above performance conditions that have not been met as of the change in control date will be deemed met.

The number of Base RSUs that become vested based upon the achievement of the above performance goals is then multiplied by the Total Shareholder Return (“TSR”) multiplier which could range from 75% to 125% to determine the number of earned RSUs. The TSR multiplier will be determined based on the Company’s TSR percentile ranking relative to the TSR of the NASDAQ Biotechnology Index on December 31, 2015. TSR is calculated based on the 20-trading day average prices before the beginning and end of the performance period of the Company’s common stock and each comparator company in the NASDAQ Biotechnology Index. The measurement period for the performance and TSR conditions is from June 1, 2011 through December 31, 2015, subject to certain change in control provisions (the “Performance Period”). The Company’s TSR percentile ranking within the NASDAQ Biotechnology Index will result in a TSR multiplier ranging from 75% to 125%. However, if the Company’s TSR is negative for the Performance Period, the TSR Multiplier may not exceed 100%. Furthermore, if there is a change in control of the Company, then the stock price to be used to calculate the TSR as of the change in control shall be the value of the consideration per share received in exchange for a share of common stock on the date of the change in control. The RSUs earned at the end of the Performance Period will vest on the filing date of the Company’s Annual Report on Form 10-K for the 2015 fiscal year, subject to certain holding periods.

(3)	Options were granted at an exercise price equal to the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant.
(4)	The amounts presented above represent the aggregate grant date fair value of the restricted stock award or option grant computed in accordance with FASB ASC Topic 718. For the performance-based RSUs, fair value was computed in accordance with FASB ASC Topic 718 and the amount presented assumes that the targeted restricted stock units will vest. For assumptions used in determining these values, see Note 14 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The number of options and RSUs granted to the Chief Executive Officer is determined based on recommendations by the Compensation Committee and is approved by the Board and the number of options and RSUs granted to the other Named Executive Officers is determined by the Compensation Committee. Please see Compensation Discussion and Analysis for additional information regarding grant practices. Except as otherwise noted, options vest 6/48 ths on the six month anniversary of the date of grant, and 1/48th per month thereafter for the next 3.5 years, and remain exercisable for ten years after the date of grant. RSUs vest in four equal quarters on the anniversary of the date of the grants.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding unexercised options granted pursuant to equity awards as of the end of fiscal year 2012 for each of the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(12)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(#)(13)($)
Jean-Jacques Bienaimé	45,764	—	6.46	5/10/15		8,000	(3)	393,600	400,000	19,680,000
	500	—	9.86	11/10/15		18,000	(4)	885,600
	356,500	—	12.99	5/10/16		27,000	(5)	1,328,400
	250,000	—	17.54	11/19/16		56,000	(6)	2,755,200
	160,000	—	17.33	6/6/17
	425,000	—	38.59	5/21/18
	22,000	—	17.86	12/16/18
	215,000	25,000	14.39	5/11/19
	180,833	99,167	21.51	5/11/20
	110,833	169,167	26.49	5/11/21
	20,416	119,584	37.46	5/7/22

Jeff Ajer	28,000	—	38.59	5/21/18		1,000	(3)	49,200	40,000	1,968,000
	84	—	17.86	12/16/18		2,000	(4)	98,400
	625	3,125	14.39	5/11/19		2,370	(7)	116,604
	16,875	10,625	21.51	5/11/20		5,200	(6)	255,840
	9,381	14,319	28.23	5/30/21
	1,895	11,105	37.46	5/7/22

Stephen Aselage	80,000	—	38.59	5/21/18	(8)
	28,333	—	26.49	5/21/18	(8)

Robert Baffi	44,230	—	17.54	11/19/16		2,250	(3)	110,700	100,000	4,920,000
	5,770	—	17.33	6/6/17		5,350	(4)	263,220
	65,000	—	38.59	5/21/18		7,500	(5)	369,000
	11,000	—	17.86	12/16/18		16,000	(6)	787,200
	62,708	7,292	14.39	5/11/19
	51,666	28,334	21.51	5/11/20
	31,666	48,334	26.49	5/11/21
	5,833	34,167	37.46	5/7/22

Jeffrey H. Cooper	—	—	—	—		—		—	—	—

Henry J. Fuchs	50,000	10,000	11.05	3/1/19		5,000	(9)	246,000	120,000	5,904,000
	52,958	29,042	21.51	5/11/20		5,500	(4)	270,600
	33,250	50,750	26.49	5/11/21		9,000	(5)	442,800
	8,750	51,250	37.46	5/7/22		24,000	(6)	1,180,800

Daniel Spiegelman	18,229	106,771	39.06	5/28/22		33,000	(10)	1,623,600	100,000	4,920,000

(1)

All options vest over a four-year period. The options vest at the rate of 6/48ths on the six-month anniversary of the grant date and 1/48th each month thereafter during the optionee’s employment. Subject to certain exceptions, the maximum term of options granted under the Amended and Restated 2006 Share Incentive Plan is 10 years.

(2)	Represents the closing market price of our common stock as reported on the NASDAQ Global Select Market on the grant date.
(3)	The unexercisable portion of RSUs awarded on May 12, 2009 will vest in full on May 12, 2013.
(4)	One half of the unexercisable portion of RSUs awarded on May 12, 2010 vests on each of May 12, 2013 and 2014.

(5)	One third of the unexercisable portion of RSUs awarded on May 12, 2011 vests on each of May 12, 2013, 2014 and 2015.
(6)	One fourth of the unexercisable portion of RSUs awarded on May 8, 2012 vests on each of May 31, 2013, 2014, 2015 and 2016.
(7)	One fourth of the unexercisable portion of RSUs awarded on May 31, 2011 vests on each of May 31, 2012, 2013, 2014 and 2015.
(8)	Mr. Aselage who resigned from the Company in October 2012 has until May 21, 2018 to exercise this option.
(9)	The unexercisable portion of RSUs awarded on March 2, 2009 vests in full on March 2, 2013.
(10)	One fourth of the unexercisable portion of RSUs awarded on May 29, 2012 vests on each of May 29, 2013, 2014, 2015 and 2016.
(11)	The value of RSUs shown in the table was calculated using the closing price of our common stock on December 31, 2012 ($49.20).
(12)	Represents the number of RSUs that will vest on the achievement of threshold performance goals.
(13)	Represents the payout value of RSUs that will vest on the achievement of threshold performance goals. The value of RSUs shown in the table was calculated using the closing price of our common stock on December 31, 2012 ($49.20).

Options Exercised and Stock Vested

The following table sets forth the number and value of options exercised and share awards that vested in fiscal year 2012 for each of the Named Executive Officers.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Jean-Jacques Bienaimé	249,000	7,349,377	33,500	1,272,850
Jeff Ajer	13,291	344,158	3,540	132,641
Stephen J. Aselage	199,187	4,960,423	10,800	410,350
Robert A. Baffi, Ph.D.	191,313	5,177,877	9,425	358,110
Jeffrey H. Cooper	199,765	2,948,034	7,975	303,010
Henry J. Fuchs, M.D.	62,500	1,745,559	10,750	395,450
Daniel Spiegelman	—	—	—	—

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.
(2)	The value realized on vesting of RSUs was calculated as of the product of the closing price of a share of our Common Stock on the day prior to the vesting date, multiplied by the number of shares vested.

Pension Benefits

There is no retirement pension plan provided for the Named Executive Officers.

Nonqualified Deferred Compensation Plan

Our Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) allows members of management, other highly compensated employees and members of the Board to make voluntary irrevocable deferrals of the compensation that would otherwise be paid by us to specified future dates, employment termination, hardship events, disability, retirement or death. Participants are permitted to defer up to 100% of salary, annual cash bonus and restricted stock awards, subject to limitations to allow us to make necessary withholding payments. Plan participants’ deferred compensation is 100% vested under the Deferred Compensation Plan. We may make additional direct contributions to the Deferred Compensation Plan for the benefit of the participants, but any such contributions must be approved by the Board. Our contributions, if any, will become 100% vested after three years of service with us (or such other time as we designate at the time of the contribution), or upon a change in control of the Company, or the individual’s death or disability. Participants have an unsecured contractual commitment by us to pay the amounts that become due under the Deferred Compensation Plan. Deferred compensation may be held in trust and is deemed invested based on participant direction as allowed by the Deferred Compensation Plan. Participants’ accounts are credited or debited with the increase or decrease in the realizable net asset value of the designated deemed investments in accordance with the ratio the portion of the account of each participant that is deemed to be invested within that investment option bears to the aggregate of all amounts deemed to be invested within that investment option. Any funds held in a trust will be our sole property, subject to any claims of general creditors in the event of bankruptcy, and plan participants will have no vested interest with respect to such trust fund.

The following table shows for the fiscal year ended December 31, 2012, certain information regarding non-qualified deferred compensation benefits for the NEOs who participate in the Deferred Compensation Plan.

Name	Executive Contributions in 2012 ($)(1)		Registrant Contributions in 2012 ($)	Aggregate Earnings in 2012 ($)		Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at December 31, 2012 ($)(3)
Jean-Jacques Bienaimé	626,850	(4)	—	—		611,275	1,525,206
Stephen J. Aselage	568,585	(4)	—	37,037	(5)	—	2,363,799
Robert Baffi	358,110	(4)	—	—		—	1,308,720
Jeffrey Cooper	231,760	(4)	—	19	(5)	—	1,850,079

(1)	Cash contributions made by Mr. Aselage during 2012 include $158,235 of compensation included in the 2011 column for “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table but paid in 2012. Also includes contributions of shares of common stock received in 2012 from the vesting of RSUs.
(2)	Reflects the value of 17,500 shares of common stock received by Mr. Bienaimé on January 1, 2012. Value is based on the market price of $34.93 on January 3, 2012, the first trading day after the distribution date.
(3)	Amounts include cash contributions of $113,788 and $58,834 for Messrs. Cooper and Aselage, respectively, which were previously reported in the Summary Compensation Table for 2011 and cash contributions of $113,788 and $76,212 for Messrs. Cooper and Aselage, respectively, which were previously reported in the Summary Compensation Table for 2010.
(4)	Amounts include the value of shares of common stock received by Messrs. Bienaimé, Aselage, Baffi and Cooper upon the vesting of restricted stock grants during 2012 of $626,850, $410,350, $358,110, and $231,760, respectively.
(5)	Aggregate earnings for Messrs. Aselage and Cooper during 2012 include $37,037 and $19, respectively, of dividends and interest.

Potential Payments Upon Termination or Change-in-Control

We entered into an employment agreement with Mr. Bienaimé at the time of his hire and with each of our other executive officers, including the NEOs, on April 9, 2007 or upon their respective date of hire. On January 1, 2009, to comply with the changes to Section 409A, we amended and restated the employment agreements with each of our executive officers, including Mr. Bienaimé. The following discussion is based on such agreements and for our NEOs other than Mr. Bienaimé, on our Severance Plan. The amount and type of compensation payable to each NEO upon termination of employment under various circumstances and upon a change in control are described below.

Payments on Termination

The amount and type of compensation payable to each NEO upon termination of employment under various circumstances are described below. There are three general categories of terminations, which are:

•

voluntary termination of employment by the NEO for reasons not constituting constructive termination, which we refer to as voluntary termination; retirement of the NEO; and termination of the NEO’s employment by us for cause, as such term is defined in the employment agreements and in our stock plans, which we refer to as termination for cause;

•

termination of the NEO’s employment by us for reasons not constituting cause, such as due to a companywide or departmental reorganization, or a resignation by the NEO constituting constructive termination, such as a change in work location of more than a specified distance from the previous location, which we refer to as involuntary termination without cause; and

•	termination of the NEO’s employment in connection with a change in control.

Compensation upon Voluntary Termination, Retirement or Termination for Cause

A termination of employment due to voluntary termination, retirement, or termination for cause does not entitle the NEOs to any payments or benefits other than the accrued salary and vacation pay and vested benefits described above. Such compensation and benefits are available to salaried employees generally, except that any amounts payable to the NEOs upon termination under our Deferred Compensation Plan would not be applicable to certain employees as only employees with the title of vice president, senior director and director are entitled to participate in our Deferred Compensation Plan. Stock awards held by our NEOs will not be subject to accelerated vesting or otherwise enhanced in the event of voluntary termination, retirement, or termination for cause.

Compensation upon Involuntary Termination without Cause

Each of the NEOs’employment agreements includes specific benefits upon involuntary termination by us without cause. For each of the NEOs other than Mr. Bienaimé, these benefits consist of a lump sum payment equal to his or her annual base salary and target bonus, payable within two weeks after separation of employment, conditioned on the NEO signing our standard severance and release agreement. The employment agreements do not provide for the accelerated vesting or other enhancement of equity awards upon an involuntary termination without cause.

With respect to Mr. Bienaimé, if we terminate Mr. Bienaimé’s employment without cause, if Mr. Bienaimé resigns for good reason or becomes permanently disabled while employed by us or if we file for bankruptcy, Mr. Bienaimé will be entitled to receive the following “Termination Compensation”: (i) cash severance payment in an amount equal to 100% of what he would have collected over a period of 24 months based on his then current annual base salary as of the date of termination for a period of 24 months; (ii) a cash bonus equal to 100% of his base salary for the year of his termination provided that our executive vice presidents and senior vice presidents are paid bonuses under our bonus plan for the year of his termination, and provided that certain performance goals are met; (iii) a continuation of all health benefits paid by us for a period of 24 months after the date of his termination; (iv) a cash payment of $18,000 for outplacement services (plus an amount for taxes payable on such cash payment); and (v) automatic vesting of all options granted to Mr. Bienaimé that have not vested as of the date of his termination, provided that Mr. Bienaimé remains in full compliance with his non-competition agreement and confidentiality agreement during the 24-month period following his termination. The Termination Compensation is payable in one lump sum within 30 days after his termination.

Compensation upon Termination of Employment in Connection with Change in Control

Each of the named NEOs who are involuntarily terminated without cause or constructively terminated within a designated period following a change in control is entitled to certain benefits. For each NEO other than Mr. Bienaimé, these benefits consist of a lump sum payment equal to his or her annual base salary and target bonus, payable within two weeks after separation of employment, conditioned on the NEO signing our standard severance and release agreement.

With respect to Mr. Bienaimé, if we terminate Mr. Bienaimé’s employment without cause or if Mr. Bienaimé resigns for good reason or becomes permanently disabled while employed by us, following a change in control, Mr. Bienaimé will be entitled to receive the following “Enhanced Termination Compensation”: (i) cash severance payment equal to 200% of what he would have collected over the period of 30 months based on his then current annual base salary as of the date of his termination ; (ii) a continuation of all health benefits paid by us for a period of 30 months after the date of termination; (iii) a cash payment of $18,000 for outplacement services (plus an amount for taxes payable on such cash payment); (iv) the fully-paid whole life insurance policy with a stated death benefit of $500,000 maintained for Mr. Bienaimé (plus an amount for taxes payable on imputed income and such amount for taxes); (v) a cash payment of up to $5,000 for tax preparation (plus an amount for taxes payable on such cash payment); (vi) our annual contribution to Mr. Bienaimé’s 401k plan for the year of termination to the extent allowable; and (vii) automatic vesting of all options granted to Mr. Bienaimé that have not vested as of the date of his termination, provided that Mr. Bienaimé remains in full compliance with his non-competition agreement and confidentiality agreement during the 30-month period. The Enhanced Termination Compensation is payable in one lump sum within 30 days after his termination.

If amounts payable to Mr. Bienaimé as the result of a change in control would result in a parachute payment under Section 280G of the Code, which would be subject to an excise tax under Section 4999 of the Code, or interest or penalties are incurred with respect to such excise tax, we will pay Mr. Bienaimé an additional payment such that, after payment by Mr. Bienaimé of all taxes imposed upon this payment and any interest or penalties imposed with respect to such taxes, Mr. Bienaimé retains an amount equal to the sum of: (i) the excise tax (including interest and penalties) imposed; and (ii) the product of any income tax deductions disallowed to Mr. Bienaimé because of the inclusion of the payment in his adjusted gross income, and the highest applicable marginal rate of federal income taxation for the calendar year in which the payment is to be made.

Estimated Potential Payments on Termination or Change in Control

The table below sets forth the estimated current value of payments and benefits to each of the NEOs other than Mr. Cooper and Mr. Aselage upon a change in control of the Company as described above. We have excluded Mr. Cooper and Mr. Aselage from the table because they were not employed by the Company on December 31, 2012. The amounts shown assume that the triggering events occurred on December 31, 2012 and do not include (i) benefits earned during the term of the NEOs employment that are available to all salaried employees, such as accrued vacation; (ii) benefits paid by insurance providers under life and disability policies; and (iii) benefits previously accrued under the Deferred Compensation Plan. The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s separation from the Company. With respect to each NEO other than Mr. Bienaimé, under the Company’s Severance Plan, effective immediately upon a change in control of the Company, all unvested option and restricted stock awards with time-based vesting automatically vest in full. Mr. Bienaimé’s option awards only vest if he is terminated without cause or if Mr. Bienaimé resigns for good reason or becomes permanently disabled while employed by us, as described above. Per SEC rules, the value of accelerated options shown in the table below is the aggregate spread between $49.20, the closing price of our common stock on December 31, 2012 and the exercise prices of the accelerated options, if less than $49.20.

Executive Benefits and Payments Upon Termination	Involuntary Termination Without Cause		Change in Control- Continued Employment		Change in Control- Terminated
Jean-Jacques Bienaimé(1):
Base Salary	$1,657,278		$—		$4,143,195
Short-term Incentive	828,639		—		—
Stock award vesting acceleration	8,861,883	(2)	33,904,683	(3)	33,904,683	(3)
Benefits and Perquisites
Benefit Continuation	59,151		—		59,151
Life Insurance Proceeds	—		—		346,594
Outplacement Services	25,856		—		25,856
Financial Planning Services	—		—		7,182
280G Tax Gross-up	—		—		14,847,127	(4)

Total	$11,432,807		$33,904,683		$53,333,788

Executive Benefits and Payments Upon Termination	Involuntary Termination Without Cause	Change in Control- Continued Employment		Change in Control- Terminated
Jeff Ajer.:
Base Salary	$365,000	$—		$365,000
Short-term Incentive (based on % of base salary)	146,000	—		146,000
Stock award vesting acceleration	—	3,321,674	(5)	3,321,674	(5)
Benefits and Perquisites:
Benefit Continuation	23,660	—		23,660

Total	$534,660	$3,321,674		$3,856,334

Robert A. Baffi, Ph.D.:
Base Salary	$369,470	$—		$369,470
Short-term Incentive (based on % of base salary)	184,735	—		184,735
Stock award vesting acceleration	—	8,987,309	(6)	8,987,309	(6)
Benefits and Perquisites:
Benefit Continuation	22,237	—		22,237

	576,442	8,987,309		$9,563,751

Henry J. Fuchs, M.D.:
Base Salary	$471,533	$—		$471,533
Short-term Incentive (based on % of base salary)	235,767	—		235,767
Stock award vesting acceleration	—	10,984,080	(7)	10,984,080	(7)
Benefits and Perquisites:
Benefit Continuation	16,448	—		16,448

Total	$723,748	$10,984,080		$11,707,828

Daniel Spiegelman:
Base Salary	$440,000	$—		$440,000
Short-term Incentive (based on % of base salary)	198,000	—		198,000
Stock award vesting acceleration	—	7,626,258	(8)	7,626,258	(8)
Benefits and Perquisites:
Benefit Continuation	23,660	—		23,660

Total	$661,660	$7,626,258		$8,287,919

(1)	No incremental benefits are due should the death of Mr. Bienaimé occur, except for amounts due for services previously rendered, and those due under the life insurance policies.
(2)	Based on market price of $49.20 on December 31, 2012. Relates to 412,918 options that would accelerate upon vesting.
(3)	Based on market price of $49.20 on December 31, 2012. Relates to 412,918 options and 509,000 RSUs that would accelerate upon vesting.
(4)	This item is payable pursuant to the terms of our employment agreement with Mr. Bienaimé dated May 11, 2005, amended and restated on January 1, 2009 and amended on December 17, 2012.
(5)	Based on market price of $49.20 on December 31, 2012. Relates to 39,174 options and 50,570 RSUs that would accelerate upon vesting.
(6)	Based on market price of $49.20 on December 31, 2012. Relates to 118,127 options and 131,100 RSUs that would accelerate upon vesting.
(7)	Based on market price of $49.20 on December 31, 2012. Relates to 141,042 options and 163,500 RSUs that would accelerate upon vesting.
(8)	Based on market price of $49.20 on December 31, 2012. Relates to 106,771 options and 133,000 RSUs that would accelerate upon vesting.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	for most employees, base salary makes up a significant majority of compensation;

•	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	equity ownership guidelines discourage excessive risk taking; and

•

as a pharmaceutical company, the Company does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

Transactions with Related Persons, Promoters and Certain Control Persons

Since January 1, 2012, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement; and (ii) the transactions described below.

Review, Approval, and Ratification of Transactions with Related Party

Our CGN Committee has primary responsibility for reviewing and approving in advance or ratifying all related party transactions. Additionally, on at least an annual basis, the Audit Committee also reviews all identified related party transactions. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest.

We have several processes that we use to ensure that we identify and review all related party transactions. First, each executive officer is required to notify either our General Counsel or Chief Financial Officer of any potential transaction that could create a conflict of interest, and the General Counsel or Chief Financial Officer is required to notify the CGN Committee of the potential conflict. The directors, Chief Executive Officer, Chief Financial Officer and General Counsel are required to notify the CGN Committee of any potential transaction that could create a conflict of interest. Second, each year, we require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

The CGN Committee reviews related party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. It is our general policy to approve or ratify related person transactions only when our Board or a committee of our Board determines that the transaction is in, or is not inconsistent with, our and our stockholders’ best interests, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

These policies and procedures are included in our Corporate Governance Principles, which is available in the “Corporate Governance” section of the “Investors” section of our website at www.bmrn.com. Information on our website is not incorporated by reference into this Proxy Statement.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or associates of any director or executive officer is or at any time since January 1, 2012 has been indebted to us.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or Proxy Materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or Proxy Materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing: Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717; or by telephone: (800) 542-1061. Stockholders who currently receive multiple copies of the Proxy Availability Notice or Proxy Materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPROVAL

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

G. Eric Davis

Senior Vice President, General Counsel and Secretary

April 5, 2013

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, is available without charge upon written request to Investor Relations, BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949 or by accessing a copy on BioMarin’s website at www.bmrn.com in the Investors section under “Financial Information—SEC Filings.” under “Financial Information—SEC Filings.”

APPENDIX A—BIOMARIN PHARMACEUTICAL INC.

2006 SHARE INCENTIVE PLAN

(As amended and restated on March 22, 2010, and as amended on March 28, 2013)

PLAN DOCUMENT

1. Establishment, Purpose, and Types of Awards

BioMarin Pharmaceutical Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates. The Plan permits grants of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 8	Deferred Share Units
Section 9	Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan. Without limiting the foregoing, upon approval of the Plan by the stockholders of the Company, no further awards or grants shall be made under the Company’s 1997 Stock Plan or the Company’s 1998 Director Option Plan.

2. Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3. Shares Subject to the Plan

Subject to the provisions of Section 12, the maximum number of Shares that the Company may issue for all Awards (including ISOs) shall not exceed Thirty-One Million (31,000,000) Shares, (a) less one (1) Share for every one (1) Share that is subject to an Award granted prior to May 12, 2010; (b) less one (1) Share for every one (1) Share that is subject to an Option granted on or after May 12, 2010; (c) less 1.62 Shares for every one (1) Share that is subject to any Award granted on or after May 12, 2010 but prior to May 15, 2013 other than an Option; and (d) less 1.92 Shares for every one (1) Share that is subject to any Award granted on or after May 15, 2013 other than an Option. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan to the extent provided in this paragraph. The following Shares shall not be added back to the Shares authorized for issuance: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or other obligation owed by the Participant to the Company in connection with the exercise or settlement of the

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Award, (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares subject to an Award that settled for cash (in whole or in part). Any Shares that again become available for issuance pursuant to this paragraph shall be added back as (a) one (1) Share for every one (1) Share that is subject to an Award granted prior to May 12, 2010; (b) one (1) Share for every one (1) Share that is subject to an Option granted on or after May 12, 2010; (c) 1.62 Shares for every one (1) Share that is subject to any Award granted on or after May 12, 2010 and prior to May 15, 2013 other than an Option; and (d) 1.92 Shares for every one (1) Share that is subject to any Award granted on or after May 15, 2013 other than an Option. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 12, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares issued pursuant to Awards.

4. Administration

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Directors to make Awards to Eligible Persons who are not Reporting Persons. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused. Unless otherwise directed by the Board, the Committee shall be the Compensation Committee of the Board.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares or units to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

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(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e) Prohibition on Repricing. Notwithstanding anything contained in this Plan to the contrary, unless the Company has obtained the consent of a majority of the Shareholders, in no event will the Committee or the Company authorize any amendment to the Plan, or to any Award under the Plan, that would effect a reduction in the price per Share of such Award, other than as a result of a stock split or other recapitalization as contemplated by Section 12. Furthermore, except as contemplated by Section 12, no Award shall be cancelled and replaced with a grant of an Award having a lesser price per Share without the consent of a majority of the Shareholders.

(f) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5. Eligibility

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 9, the specific objectives, goals and performance criteria that further define the Performance Award. In no event may the Shares subject to all Options granted to any Eligible Person in any calendar year exceed Five Hundred Thousand (500,000) Shares. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 22, 23, and 24 unless otherwise specifically provided in an Award Agreement.

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(c) Replacement Awards. Subject to Applicable Laws (including the last sentence of this section), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the Exercise Price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6. Option Awards

(a) Types; Documentation. Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that—

(i)	if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and

(ii)	for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(e) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

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(f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

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The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(i) Reverse Vesting. The Committee in its sole discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

7. Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a) Grants. The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested and the delivery terms for such Shares. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

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(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and unvested Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 7(e).

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting. Whenever unrestricted Shares are issued to a Participant pursuant to Section 7(d), the Participant shall also receive, with respect to each Share issued, (i) a number of Shares equal to the stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued, and (ii) a number of Shares having a Fair Market Value equal to any cash dividends that were paid to the holders of Shares based on a record date between the Grant Date and the date such Share is issued.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 8.

(g) Deferral Elections. At any time within the thirty-day period (or other shorter or longer period that the Committee selects in its sole discretion) in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an Award of either Restricted Shares or Restricted Share Units, the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 8 on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 7(d).

8. Deferred Share Units

(a) Elections to Defer. The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the

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receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first becomes eligible to defer hereunder) after its delivery to the Company, subject to Section 7(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 9(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

(b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c) Issuances of Shares. The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless—

(i) the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii) the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Crediting of Dividends. Whenever Shares are issued to a Participant pursuant to Section 8(c), the Participant shall also receive, with respect to each Share issued, (i) a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued, and (ii) a number of Shares having a Fair Market Value equal to any cash dividends that were paid to the holders of Shares based on a record date between the Grant Date and the date such Share is issued.

(e) Emergency Withdrawals. In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section 8(e) and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to

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relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f) Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

9. Performance Awards

(a) Performance Units. The Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b) Performance Compensation Awards. The Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product

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development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(d) Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 9(a) or Section 9(b).

(e) Crediting of Dividends or Dividend Equivalents. To the extent an Award of Performance Shares or Performance Units denominated in Shares entitles the Participant to receive dividends or dividend equivalents prior to vesting, such amounts shall be paid at the time the underlying Shares subject to the Award are issued to the Participant and no dividends or dividend equivalents shall be paid if the performance criteria set forth in the Award are not met.

10. Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax

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Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 10, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 10, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

11. Non-Transferability of Awards

(a) General. Except as set forth in this Section 11, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or in the case of an option other than an ISO, pursuant to a domestic relations order as defined under Rule 16a-12 under the Exchange Act. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, a transferee permitted by this Section 11, or except as would cause an ISO to lose such status, by a bankruptcy trustee.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Committee may in its discretion provide in an Award Agreement that an Award relating to non-ISOs, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Each share of restricted stock shall be non-transferable until such share becomes non-forfeitable. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

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12. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iv) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; or

(v) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 14(a).

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more

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restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

13. Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee and set forth in the Award Agreement, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

14. Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option may be exercised (including without limitation permitting an Option to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, thereunder (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless either (i) the Participant provides written consent or (ii) before a Change in Control the Committee determines in good faith that the modification is not materially adverse to the Participant.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

15. Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 19, unless the Plan is sooner terminated under Section 16.

16. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan; provided that any amendment to increase the annual restriction on the amount of Awards provided for in Section 3 shall subject to Shareholder approval.

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(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless either it relates to an adjustment pursuant to Section 12, or modification pursuant to Section 14(a) above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

17. Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

18. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s stockholders for approval, and if not approved by the stockholders in accordance with Applicable Laws (as determined by the Committee in its sole discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

20. Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

21. Laws And Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary

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or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

22. No Shareholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

23. No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

24. Termination, Rescission and Recapture of Awards. Notwithstanding any other provision of the Plan, but subject to any contrary terms set forth in any Award Agreement, this Section 24 shall only apply to a Participant who is, on the Award Date, an Employee of the Company or its Affiliates, and shall automatically cease to apply to any Participant from and after his or her termination of Continuous Service after a Change in Control.

(a) Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

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(d) Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within 2 years after its termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within ten days after receiving notice from the Company of any such activity, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 24 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under applicable law.

(h) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

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Biomarin Pharmaceutical Inc.

SHARE INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

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“Change in Control” means any of the following:

(i) Acquisition of Controlling Interest. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired directly from the Company or its Affiliates by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change of Control, as reasonably determined by the Board.

(ii) Change in Board Control. During a consecutive 2-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii) Merger. The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iv) Sale of Assets. The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets.

(v) Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means BioMarin Pharmaceutical Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

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“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 8.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 13.

3

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 9.

“Performance Compensation Awards” mean Awards granted pursuant to Section 9(b).

“Performance Unit” means Awards granted pursuant to Section 9(a), which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 7.

“Restricted Share Units” mean Awards pursuant to Section 7.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Separation from Service” has the meaning set forth in Section 9 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 12.

4

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 7.

5

BIOMARIN PHARMACEUTICAL INC. 105 DIGITAL DR. NOVATO, CA 94949	VOTE BY INTERNET - www.proxyvote.com
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the following Director
nominees:		☐	☐	☐
1. Election of Directors Nominees
01	Jean-Jacques Bienaimé 02 Michael Grey 03 Elaine J. Heron 04 Pierre Lapalme 05 V. Bryan Lawlis
06	Richard A. Meier 07 Alan J. Lewis 08 William D. Young 09 Kenneth M. Bate
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2

To approve an amendment to BioMarin’s 2006 Share Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan from 23,000,000 to 31,000,000 and to make certain other modifications to such plan as disclosed in its Proxy Statement.

							☐	☐	☐

3	To vote on an advisory basis to approve the compensation of BioMarin’s Named Executive Officers, as disclosed in its Proxy Statement.						☐	☐	☐
4	To ratify the selection of KPMG LLP as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2013.
NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof.							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The related Notice & Proxy Statement, Form 10-K, CEO Stockholder Letter is/are available at www.proxyvote.com .

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BioMarin Pharmaceutical Inc.

Annual Meeting of Stockholders

May 15, 2013 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jean-Jacques Bienaimé and G. Eric Davis, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioMarin Pharmaceutical Inc. Common Stock, that the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 15, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

When properly executed, this proxy will be voted in the manner directed herein, or if no such direction is made, it will be voted in accordance with the Board of Directors recommendations.

(PLEASE DATE AND SIGN ON REVERSE SIDE)